As filed with the Securities and Exchange Commission on March 8, 2022

Registration No.: 333-261536

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada		20-1914514
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification (Code Number)	(IRS Employer Identification No.)

2505 N. Alvernon Way

Tucson, AZ 85712

(520) 777-0511

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Shorey, Chief Executive Officer

2505 Alvernon Way

Tucson, AZ 85712

(520) 777-0511

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging Growth Company	☒

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a) (2)(B) of the Securities Act. ☐

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH __, 2022

ABCO Energy, Inc.

150,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 150,000,000 shares of our common stock, par value $0.001 per share, by the  persons or entities (“Selling Shareholders”) who acquire shares at or after the initial sale of these shares by  the initial holders thereof, beginning  promptly after the effectiveness of this Registration Statement (within 2 days) and will continue to be offered from such date forward (“Collectively, Effectiveness”).

We will not receive any proceeds from the resale of shares of common stock by the Selling Shareholders. See “Plan of Distribution” below.

Our common stock is quoted on the OTCPINK Market operated by the OTC Markets Group, Inc., or “OTCPINK,” under the ticker symbol “ABCE.” On March  7, 2022, the shares  of our common stock closed at $0.0053 per share.

Upon Effectiveness, the shares will sell at $1.00 per share until the Company shares are listed on the OTCQB Market (“OTCQB Listing”) upon the up listing to the OTCQB.  Thereafter, the prices determined  by  the selling shareholder who re-sells the  shares of Common Stock.

A 20 to 1 Reverse Stock Split became effective with the Financial Industry Regulatory Authority (“Finra”) on January 4, 2021 where upon our common stock began to trade on a reverse split adjusted basis. All common stock per share numbers and prices included herein have been adjusted to reflect this Reverse Stock Split, [other than] audited financial statements. See “Description of Registrant’s Securities to be Registered” herein.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March     2022.

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, operating results and prospects may have changed since that date.

GENERAL

As used in this Prospectus, references to “the Company,” “ABCO”, “we”, “our,” “ours” and “us” refer to ABCO Energy, Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

FORWARD-LOOKING INFORMATION

This Annual Report on Form 10-K (including the section regarding Management’s Discussion and Analysis.

OVERALL STRATEGIC DIRECTION

The Company is in the Photo Voltaic (PV) solar systems industry, the LED and energy efficient lighting business is a contractor for regular and solar powered air conditioning system (HVAC) and is an electrical product and services supplier. The Company plans to build out a network of operations, through internal growth and acquisitions, in major cities in the USA to establish a national base of PV suppliers, lighting suppliers, HVAC and electrical service operations centers. This combination of services, solar PV, solar AC Systems, lighting and electric, provides the Company with a solid base in the electrical services business and a solid base in the growth markets of solar PV industry and the LED lighting industry.

OVERVIEW

As of December 31, 2021, we operated in Tucson and Phoenix, Arizona. The Company’s plan is to expand to more locations in North America in the next year as funding becomes available. We believe that the solar and energy efficiency business functions better if the employees are local individuals working and selling in their own community. Our customers have indicated a preference for dealing with local firms and we will continue our focus on company-owned integrated product and services offices. Once a local firm is established, growth tends to come from experience, quality and name recognition. We remain committed to high quality operations.

Our audited statements for the years ended December 31, 2020 and 2019 are presented below with major category details of revenue and expense including the components of operating expenses.

DESCRIPTION OF PRODUCTS

ABCO sells and installs Solar Photovoltaic electric systems that allow the customer to produce their own power on their residence or business property. These products are installed by our crews and are purchased from both USA and offshore manufacturers. We have available and utilize many suppliers of US manufactured solar products from such companies as Photo, Mia Soleil, Canadian Solar, LG and various Korean, German, Italian and Chinese suppliers. In addition, we purchase from several local and regional distributors whose products are readily available and selected for markets and price. ABCO offers solar leasing and long term financing programs from Service Finance Corporation, Green Sky, AEFC and others that are offered to ABCO customers and other marketing and installation organizations.

ABCO also sells and installs energy efficient lighting products, solar powered street lights and lighting accessories. ABCO contracts directly with manufacturers to purchase its lighting products which are sold to residential and commercial customers.

ABCO has Arizona statewide approval as a registered electrical services and solar products installer and as an air conditioning and refrigeration installer. Our license is ROC 258378 electrical and ROC 323162 HVAC and we are fully licensed to offer commercial and residential electrical services, HVAC and solar.

The ABCO subsidiary, Alternative Energy Finance Corporation, (AEFC) a Wyoming Company provides funding for leases of photovoltaic systems. AEFC financed its owned leases from its own cash and now arranges financing with funds provided by other lessors.

ABCO Solar offers solar systems “Operations and Maintenance Services” to residential and commercial customers that have solar systems built by ABCO or other solar installers. Many installers have gone out of business and ABCO’s service enables these customer’s system to continue to operate. ABCO’s service enables customers to maintain their warranties, remove and replace their systems for roof maintenance and to maintain peak efficiency. ABCO now operates and maintains systems in many cities in Arizona and intends to continue to expand this operation and maintenance segment of its business.

COMPETITION

The solar power market itself is intensely competitive and rapidly evolving. Price and available financing are the principal methods of competition in the industry. Based upon these two criteria, our position in the industry is relatively small. There is no competitive data available to us in our competitive position within the industry. Our competitors have established market positions more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network, we may be unable to achieve sales and market share. There are several major multi-national corporations that produce solar power products, including, Suntech, Sunpower, First Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo. Also, established integrators are growing and consolidating, including GoSolar, Sunwize and Sunenergy and we expect that future competition will include new entrants to the solar power market. Further, many of our competitors are developing and are currently producing products based on new solar power technologies that may have costs similar to, or lower than, our projected costs.

COMPETITIVE ADVANTAGES

The Company believes that its key competitive advantages are:

1.	The ability to make decisions and use management’s many years of business experience to make the right decisions.
2.	Experience with National expansion programs by management.
3.	Experience with management of employee operated facilities from a central management office.
4.	Experience with multi-media promotional program for name recognition and product awareness.
5.	Alternative energy is a fast growing and popular industry that relates well to customers and current or future shareholders that recognize the market, products and business focus.

ADVANTAGES OF COMPETITORS OVER US

The Company believes the following are advantages of Competitors over us.

1.	Larger competitors have more capital.
2.	Larger companies have more experience in the market.
3.	Larger companies will get the larger contracts because of the level of experience.
4.	We have the same products but must pay more because of volume. This will be a price consideration in bidding competition.
5.	We are a small company that may not be able to compete because we do not have experience or working capital adequate to compete with other companies.

CURRENT BUSINESS FOCUS

We have developed very good promotional material and advertising products. We have developed the key messages and promotional pieces that are relevant to our business and inexpensive to produce. We have built an informative and interactive web site that will allow people to assess their requirements and partially build and price a system, much like the automobile dealers utilize. Additional sales promotion will increase when we have secured outside financing or increased sales through direct sales efforts. Readers should review our websites at www.abcosolar.com and www.abcoac.com.

ABCO does not manufacture its solar voltaic (PV) products. We will continue to be a sales and installation contractor with plans to enter the markets of major US and international cities. We will sell and use commercial off the shelf components. Initially this will include the solar panels and LED lighting products purchased to our specification. A strong alliance with a well-respected distributor will be the most conservative decision for the company at this time.

FINANCIAL RESOURCES

ABCO’s development activities since inception have been financially sustained through the sale of equity and capital contribution from shareholders. We will continue to source capital from the equity and debt markets in order to fund our plans for expansion if we are unable to produce adequate capital from operations. There is no guarantee that the Company will be able to obtain adequate capital from these sources, or at all.

OVERALL STRATEGIC DIRECTION

The Company is in the Photo Voltaic (PV) solar systems industry, the LED and energy efficient lighting business is a contractor for regular and solar powered air conditioning system (HVAC) and is an electrical product and services supplier. The Company plans to build out a network of operations, through internal growth and acquisitions, in major cities in the USA to establish a national base of PV suppliers, lighting suppliers, HVAC and electrical service operations centers. This combination of services, solar PV, solar AC Systems, lighting and electric, provides the Company with a solid base in the electrical services business and a solid base in the growth markets of solar PV industry and the LED lighting industry.

OVERVIEW

As of December 31, 2021, we operated in Tucson and Phoenix, Arizona. The Company plan is to expand to more locations in North America in the next year as funding becomes available. We believe that the solar and energy efficiency business functions better if the employees are local individuals working and selling in their own community. Our customers have indicated a preference for dealing with local firms and we will continue our focus on company-owned integrated product and services offices. Once a local firm is established, growth tends to come from experience, quality and name recognition. We remain committed to high quality operations.

DESCRIPTION OF PRODUCTS

ABCO sells and installs Solar Photovoltaic electric systems that allow the customer to produce their own power on their residence or business property. These products, installed by our crews, are purchased from both USA and offshore manufacturers. We have available and utilize many suppliers of US manufactured solar products from such companies as Global Solar, Mia Soleil, Canadian Solar and various Korean, German and Chinese suppliers. In addition, we purchase from a number of local and regional distributors whose products are readily available and selected for markets and price. ABCO offers solar leasing and long-term financing programs from Alternative Energy Finance Corporation, Service Finance Company, Green Sky, Sunrun and others that are offered to ABCO customers and other marketing and installation organizations.

ABCO also sells and installs energy efficient lighting products and solar powered street lights, HVAC equipment including solar powered HVAC and lighting accessories. ABCO contracts directly with manufacturers to purchase its products which are sold to residential and commercial customers.

ABCO has Arizona statewide approval as a registered electrical services and solar products installer and is an air conditioner and refrigeration installer. Our Solar Electric license is ROC 258378 and our HVAC license is ROC 323162 and we are fully licensed to offer commercial and residential throughout Arizona. As in all states, we will comply with all licensing requirements of those jurisdictions.

The ABCO subsidiary, Alternative Energy Finance Corporation (AEFC) a Wyoming Company provides funding for leases of photovoltaic systems. AEFC financed its owned leases from its own cash and now arranges financing with funds provided by investors and other lessors.

RISK FACTORS

RISKS RELATED TO OUR BUSINESS

COVID-19 is currently impacting countries, communities, businesses, and markets, as well as global financial conditions and results of operations for 2020 and 2021. We believe that it could have a bearing on our ability to follow through with our business plan for the next 12 months, including our ability to obtain necessary financing.

While acknowledging that the impact of COVID-19 and the new Omicron variant is evolving rapidly and involves uncertainties, the SEC encourages companies to provide disclosures that allow investors to evaluate the current and expected impact of COVID-19 and the new Omicron variant through the eyes of management. The SEC also encourages companies to proactively update disclosures as facts and circumstances change. To that end, we have endeavored to address, where applicable, how COVID-19 and the new Omicron variant have impacted our financial conditions in the MD&A. We do not know how COVID-19 and the new Omicron variant will impact future operating results and our long term financial condition. We have indicated what our overall liquidity position is now, but we cannot predict the long term outlook. COVID-19 has had a negative effect on fund raising and both may have a negative effect on our ability to service our debt on a timely basis. We do not currently anticipate any material impairment including increases in allowances for bad debt, restructuring charges or other changes which could have a material impact on our financial statements on a timely basis. We do not expect to experience any significant challenges to implementing our business continuity plans nor do we expect COVID-19 to materially affect the demand for our services nor do we see any material change in the relationship between cost and services. The supply chain disruption and the new Omicron variant have not had any significant effect on our operations to date.

The Company has a twelve year operating history upon which to base an evaluation of its business and prospects. We may not be successful in our efforts to grow our business and to earn increased revenues. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

Our business must be considered in light of the risks, expenses and difficulties frequently encountered by companies in our stage of operations, particularly providing services in the well-serviced solar installation service industry. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause losses in a given period to be greater than expected.

Since incorporation, we have expended financial resources on the development of our business. As a result, some losses have been incurred. Management anticipates that losses may increase from current levels because the Company expects to incur additional costs and expenses related to: expansion of operations; marketing and promotional activities for business sales; addition of new personnel; and the development of relationships with strategic business partners.

The Company’s ability to sustain profitable operations depends on its ability to generate and sustain sales while maintaining reasonable expense levels. We cannot be certain that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict, in some future quarter our operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly. The Company’s operating results are not followed by securities analysts at this time and there is no guarantee that the stock will be followed by securities analysts in the future. A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: (1) the inability to obtain advertisers at reasonable cost; (2) the ability of competitors to offer new or enhanced services or products; (3) price competition; the failure to develop marketing relationships with key business partners; (4) increases in our marketing and advertising costs; (5) the amount and timing of operating costs and capital expenditures relating to expansion of operations; (6) a change to or changes to government regulations; (7) a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

OUR CURRENT BUSINESS OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE, DAVID SHOREY.

We have been heavily dependent upon the expertise and management of Mr. David Shorey, President, and our future performance will depend upon his continued services. The loss of the services of Mr. Shorey could seriously interrupt our business operations and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

RISKS RELATED TO THE INDUSTRY

THE DEMAND FOR PRODUCTS REQUIRING SIGNIFICANT INITIAL CAPITAL EXPENDITURES SUCH AS OUR SOLAR POWER PRODUCTS AND SERVICES ARE AFFECTED BY GENERAL ECONOMIC CONDITIONS.

The United States and countries worldwide have recently experienced a period of declining economies and turmoil in financial markets. A sustained economic recovery is uncertain. In particular, terrorist acts and similar events, continued unrest in the Middle East or war in general could contribute to a slowdown of the market demand for products that require significant initial capital expenditures, including demand for solar power systems and new residential and commercial buildings. In addition, increases in interest rates may increase financing costs to customers, which in turn may decrease demand for our solar power products. If an economic recovery is slowed as a result of the recent economic, political and social events, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our solar power products, which may harm our operating results.

IF THERE IS A SHORTAGE OF COMPONENTS AND/OR KEY COMPONENTS RISE SIGNIFICANTLY IN PRICE THAT MAY CONSTRAIN OUR REVENUE GROWTH.

The market for photovoltaic installations has continued to grow despite world-wide financial and economic issues. The introduction of significant production capacity has continued and has increased supply and reduced the cost of solar panels. If demand increases and supply contracts, the resulting likely price increase could adversely affect sales and profitability. From 2009 through 2014, there was a tremendous increase in the capacity to produce solar modules, primarily from China, which coupled with the worst economic downturn in nearly a century, significantly reduced the price of solar panels. As demand for solar panels will likely increase with an economic recovery, demand and pricing for solar modules could increase, potentially limiting access to solar modules and reducing our selling margins for panels.

EXISTING REGULATIONS AND POLICIES AND CHANGES TO THESE REGULATIONS AND POLICIES MAY PRESENT TECHNICAL, REGULATORY AND ECONOMIC BARRIERS TO THE PURCHASE AND USE OF SOLAR POWER PRODUCTS, WHICH MAY SIGNIFICANTLY REDUCE DEMAND FOR OUR PRODUCTS.

The market for electricity generation is heavily influenced by foreign, U.S. federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S. these regulations and policies are being modified and may continue to be modified. Customer purchases of or further investment in the research and development of alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products, for example, without certain major incentive programs and or the regulatory mandated exception for solar power systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility network. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, and environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

THE REDUCTION, ELIMINATION OR EXPIRATION OF GOVERNMENT SUBSIDIES AND ECONOMIC INCENTIVES FOR ON-GRID SOLAR ELECTRICITY APPLICATIONS COULD REDUCE DEMAND FOR SOLAR PV SYSTEMS AND HARM OUR BUSINESS.

The market for solar energy applications depends in large part on the availability and size of local, state and federal government and economic incentives that vary by geographic market. The reduction, elimination or expiration of government subsidies and economic incentives for solar electricity may negatively affect the competitiveness of solar electricity relative to conventional and non-solar renewable sources of electricity and could harm or halt the growth of the solar electricity industry and our business.

The cost of solar power currently is less than retail electricity rates in most markets, and we believe solar will continue to do so for the foreseeable future. As a result, federal, state and local government bodies, the United States has provided incentives in the form of feed-in tariffs, or FITs, rebates, tax credits and other incentives to system owners, distributors, system integrators and manufacturers of solar PV systems to promote the use of solar electricity in on-grid applications and to reduce dependency on other forms of energy. Many of these government incentives expire, phase out over time, terminate upon the exhaustion of the allocated funding or require renewal by the applicable authority. In addition, electric utility companies or generators of electricity from other non-solar renewable sources of electricity may successfully lobby for changes in the relevant legislation in their markets that are harmful to the solar industry. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from solar PV systems, which would adversely affect sales of our products.

OUR SUCCESS DEPENDS, IN PART, ON THE QUALITY AND SAFETY OF THE SERVICES WE PROVIDE.

We do not manufacture our own products. We can and do use a variety of products and do not have a commitment to any single manufacturer. We do not warranty our products because this is the responsibility of the manufacturer. However, we do warranty our installation workmanship and could suffer loss of customer referrals and reputation degradation if our quality workmanship is not maintained.

WE MAY NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of resources to increase the advertising, marketing and future expansion of our business. In addition, expenditures will be required to enable us in 2021 and 2022 to conduct planned business research, development of new affiliate and associate offices, and marketing of our existing and future products and services. Currently, we have no established bank-financing arrangements. Therefore, it is possible that we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities could result in dilution to our stockholders. Sales of existing shareholders of the common stock and preferred stock in the public market could adversely affect prevailing market prices and could impair the Company’s future ability to raise capital through the sale of the equity securities. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our compensation. If adequate, additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

OUR LIABILITY INSURANCE MAY NOT BE ADEQUATE IN A CATASTROPHIC SITUATION.

We currently maintain property damage insurance in the aggregate amount of approximately $500,000. We currently maintain liability insurance of up to $5,000,000 and product liability insurance up to $4,000,000. Material damage to, or the loss to our facilities or equipment due to fire, severe weather, flood or other catastrophe, even if insured against, could result in a significant loss to the Issuer.

THE SERVICES WE INTEND TO PROVIDE TO CUSTOMERS MAY NOT GAIN MARKET ACCEPTANCE, WHICH WOULD PREVENT US FROM ACHIEVING SALES AND MARKET SHARE.

The market for solar power is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for solar power in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors may influence the widespread adoption of solar power technology and demand for solar power, including:

●	Performance and reliability of solar power products as compared with conventional and non-solar alternative energy products

●	Cost-effectiveness of solar power technologies as compared with conventional and competitive alternative energy technologies;

●	Success of alternative distributed generation technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and large-scale solar thermal technologies;

●	Fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

●	Increases or decreases in the prices of oil, coal and natural gas;

●	Capital expenditures by customers, who tend to decrease when domestic or foreign economies slow; and

●	Continued deregulation of the electric power industry and broader energy industry

WE FACE INTENSE COMPETITION FROM OTHER SYSTEM INTEGRATORS AND OTHER ENERGY GENERATION PRODUCTS. IF WE FAIL TO COMPETE EFFECTIVELY, WE MAY BE UNABLE TO INCREASE OUR MARKET SHARE AND SALES.

The mainstream power generation market and related product sectors are well established and we are competing with power generation from more traditional process that can generate power at lower costs than most renewable or environmentally driven processes. Further, within the renewable power generation and technologies markets we face competition from other methods of producing renewable or environmentally positive power. Then, the solar power market itself is intensely competitive and rapidly evolving. Our competitors have established market positions more prominent than ours, and if we fail to attract and retain customers, we may be unable to achieve sales and market share. There are a number of major multi-national corporations that provide solar installation services such as REC, Solar City and Sunpower Corporation. Established integrators are growing and consolidating, including GoSolar, Sunwize, Sunenergy and Real Good Solar and we expect that future competition will include new entrants to the solar power market. Further, many of our competitors are developing and are currently providing products based on new solar power technologies that may have costs similar to, or lower than, our projected costs.

Some of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater sizes in some cases provides them with competitive advantages with respect to manufacturing costs and the ability to allocate costs across a greater volume of production and purchase raw materials at lower prices. They also have far greater name recognition, an established distribution network and an installed base of customers. In addition, many of our competitors have well-established relationships with current and potential resellers, which have extensive knowledge of our target markets. As a result, our competitors will be able to devote greater resources to the research, development, promotion and sale of their products and may be able to respond more quickly to evolving industry standards and changing customer requirements than we can.

WE HAVE CHOSEN TO BECOME A REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934 (“1934 ACT”) IN COMPLIANCE WITH GOVERNANCE AND ACCOUNTING REQUIREMENTS HAS BEEN EXPENSIVE AND WE MAY NOT BE ABLE TO CONTINUE TO ABSORB SUCH COSTS.

We have incurred significant costs associated by our becoming a company under the 1934 Act for reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company, which will negatively affect our business operations.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM MAY ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

We have elected to become a reporting company under the Act of 1934. Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements, which may be necessary in the future to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a public company would be in jeopardy.

RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDERS MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. David Shorey, President, CEO, CFO and Secretary, own collectively more than 65% of our common and preferred stock voting rights. In this case, he will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies.

The directors elected by our controlling security holders will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holders will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

OUR COMMON STOCK IS CONSIDERED PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

Our common stock is tradable in the secondary market but we are subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is a limited established public trading market for our common stock. On October 14, 2021, the Company common stock was delisted from the OTCQB to the OTC Pink market for failure to meet the closing bid price requirement that the shares close at or above $0.01 for 30 consecutive trading days. [“Trading Day Requirement”] Since January 4, 2021, the Company has continued to meet the Trading Day Requirement but the Company has now re-applied for listing again on the OTCQB. There can be no assurance that the Company can continue to meet the $0.01 requirement or that a regular trading market will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Unless the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards, and until such time as those standards apply to private companies, we have elected to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus may contain certain “forward-looking” statements as such term is defined by the Securities and Exchange Commission in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the company and its subsidiaries, volatility of stock price, commercial viability of OTEC systems and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

These risks and uncertainties and other factors include but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

These risks and uncertainties and other factors include, but are not limited to, those set forth under “Risk Factors.” All subsequent written and oral forward-looking statements, attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OFFERING SUMMARY

Common stock that may be offered by selling stockholders	150,000,000 shares

Common stock outstanding before this offering	245,308,636 shares (as of December 31, 2021) (1)

Common stock outstanding after offering	245,308,636 shares (as of December 31, 2021) (1)

Use of proceeds	The Company will not receive any proceeds of this Offering. See “Net Proceeds”.

For further information, see “The Offering” beginning on page 12.

The Selling Shareholders may, from time to time, sell any or all of their shares of common stock  at a price of $1.00 per share until the shares are listed on OTCQB. Thereafter these sales may be at fixed or negotiated prices, or on the stock exchange, market or trading facility on which the shares are traded, or in private transactions, etc.

Plan of Distribution	For further information, see “Plan of Distribution” beginning on page 20.

Risk factors

You should read the “Risk Factors” section of this prospectus and the other information in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

(1) Includes the issuance of all of the 150,000,000 shares offered hereby.

SUMMARY FINANCIAL INFORMATION

The following table summarizes our financial data. We have derived the Consolidated Balance Sheet data as of December 31, 2020 and 2019 from our audited consolidated financial statements included elsewhere in this prospectus. We prepare our financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Our historical results are not necessarily indicative of the results that should be expected in the future. The summary of our consolidated financial data set forth below should be read together with our consolidated financial statements and the related notes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

ABCO Energy, Inc.	As of September 30,	As of December 31,
Consolidated Condensed Balance Sheets	2021	2020	2019
Assets
Current assets	$275,973	$416,490	$376,282
Fixed Assets	374,967	393,887	354,938
Other Assets	3,759	3,995	9,336
Total Assets	$654,699	$814,372	$740,556

Liabilities & Stockholder’s Equity
Total Liabilities	$2,032,354	$2,398,499	$2,234,382
Preferred stock	27,800	30,000	30,000
Common stock issued and outstanding	70,462	15,702	886
Additional Paid in Capital in Excess of Par $.001	5,819,645	5,456,438	5,036,796
Retained Deficit	(7,295,562)	(7,086,267)	(6,561,508)
Total Stockholder’s equity	(1,377,655)	(1,584,127)	(1,493,826)
Total liabilities and Stockholder’s Equity	$654,699	$814,372	$740,556

ABCO Energy, Inc.	For the Nine Months Ended September 30,	For the 12 Months Ended December 31,
Consolidated Statement of Operations	2021	2020	2019
Sales revenue	$998,228	$1,161,106	$2,352,167
Cost of sales	619,173	784,730	1,701,353
Gross Margin	379,055	376,376	650,814
Operating expenses	(697,591)	(846,640)	(1,113,398)
Net Income (loss) from operations	(318,536)	(470,264)	(462,584)
Other expenses Interest and derivative accruals	109,241	(54,495)	(918,493)
Net Income (loss)	$(209,295)	$(524,759)	$(1,381,077)

USE OF PROCEEDS

We will not receive any proceeds from the resale of the common stock by the Selling Shareholder  hereunder,  We have agreed to bear the expenses relating to the registration of the offer and resale by the selling stockholder of the shares being offered hereby.

THE OFFERING

The Selling Shareholder  may re-sell  up to 150,000,000 shares of our common stock, par value $0.001 per share, pursuant to this prospectus.

DIVIDEND POLICY

We have never paid or declared any dividends on our shares. Moreover, even if future operations were to lead to significant levels of profits that would allow us to pay dividends, we currently intend to retain all available funds for reinvestment in our business. Any decision to declare and pay dividends in the future will be made pursuant to a resolution by our board of directors, and will depend on, among other things, our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors and general meeting of shareholders may deem relevant.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net tangible book value per share of common stock immediately after completion of the offering. “Net tangible book value” is the amount that results from subtracting total liabilities from total tangible assets. As of December 31, 2020, our Company had a negative book value of $(1,377,655), which represents approximately $(.02) per share post-split, based upon shares outstanding of 70,462,489. This is due in part to shares of common stock issued upon conversion of certain promissory notes during the fiscal years ended December 31, 2020 and December 31, 2019.

Please refer to the section entitled “Interest of Management and others in Certain Transactions” for more information. Assuming all shares offered are sold at an assumed offering price of $.02 and in effect we receive the maximum estimated proceeds of this offering, our total shareholders’ equity will be approximately $1,322,345 and our net book value will be approximately $.006 per share. Therefore, any investor will incur an immediate dilution of approximately $(.014) per share. Our present shareholders will receive an increase of $.026. This will result in a 70% increase for 100% of offering. If 10% of the offering is sold, any investor will incur an immediate dilution of approximately $(.013) per share. Our present shareholders will receive an increase of $.007 per share. This will result in a 65 % increase for 10% of the offering. The following table illustrates the dilution to the purchaser of the common stock in this offering assuming the maximum proceeds or the minimum proceeds are raised and that the total outstanding shares at September 30 , 2021 was 70,462,489 shares.

These numbers are calculated on Post Reverse 1 for 170 reverse split calculated at January 4, 2021

Description	For 100% No. of Shares	Amount for 100%	For 10% No. of Shares	Amount for 10%
Book Value Calculation:
Net stockholders’ equity at September 30, 2021	70,262,489	$(1,377,655)	70,462,489	$(1,377,655)
Offering amount	150,000,000	3,000,000	15,000,000	300,000
Offering expenses		300,000		30,000
Book value after offering		1,322,345		(1,107,655)
Total shares	220,462,489		85,462,489

Offering Price Per Share		$.02		$.02
Book value before Offering (Per Share)		(020)		(.020)
Book value after Offering (Per Share)		.006		(.013)
Increase per share attributable to New Stockholders		.026		.007
Dilution in offering price based upon new book value per share		.014		.013
Dilution as percentage of purchase price		70%		65%

Officers and Directors acquired 26,509,442 shares from providing of services or cash investment or both when the Company was founded and thereafter. Mr. Marx, a former Director, purchased his initial 1,000,000 shares for $50,000 and this calculates to be $0.05 per share. Thereafter, Mr. Shorey and Mr. Marx were issued various shares which after reverse split, total 9,412 and 30 shares respectively. On January 9, 2021 Mr. Shorey was awarded 3,500,000 shares and Mr. Marx was awarded 1,000,000 shares for services rendered. As of the date of this offering, Mr. Shorey is the beneficial owner of 25,509,412 shares and Mr. Marx owns 1,000,030shares of common stock. After completion of 100% of the offering, Company officers, directors, promoters and affiliated persons will own less than 12%of the outstanding shares of common stock. After completion of 10% of the offering, Company officers, directors, promoters and affiliated persons will own 65% of the outstanding shares of common stock.

DETERMINATION OF OFFERING PRICE

The Company will sell our shares at privately negotiated prices. See “Plan of Distribution”.

DESCRIPTION OF BUSINESS

OVERALL STRATEGIC DIRECTION

The Company is in the Photo Voltaic (PV) solar systems industry, the LED and energy efficient lighting business is a dealer for a solar powered air conditioning system (HVAC) and is an electrical product and services supplier. The Company plans to build out a network of operations, through internal growth and acquisitions, in major cities in the USA to establish a national base of PV suppliers, lighting suppliers, HVAC and electrical service operations centers. This combination of services, solar PV, solar AC Systems, lighting and electric, provides the Company with a solid base in the electrical services business and a solid base in the growth markets of solar PV industry and the LED lighting industry.

OVERVIEW

As of December 31,  2021, we operated in Tucson and Phoenix, Arizona. The Company’s plan is to expand to more locations in North America in the next year as funding becomes available. We believe that the solar and energy efficiency business functions better if the employees are local individuals working and selling in their own community. Our customers have indicated a preference for dealing with local firms and we will continue our focus on company-owned integrated product and services offices. Once a local firm is established, growth tends to come from experience, quality and name recognition. We remain committed to high quality operations.

Our audited statements for the years ended December 31, 2020 and 2019 are presented below with major category details of revenue and expense including the components of operating expenses.

DESCRIPTION OF PRODUCTS

ABCO sells and installs Solar Photovoltaic electric systems that allow the customer to produce their own power on their residence or business property. These products are installed by our crews and are purchased from both USA and offshore manufacturers. We have available and utilize many suppliers of US manufactured solar products from such companies as Peimar, Mia Soleil, Canadian Solar, Boviet, Westinghouse Solar and various Korean, German, Italian and Chinese suppliers. In addition, we purchase from several local and regional distributors whose products are readily available and selected for markets and price. ABCO offers solar leasing and long term financing programs from Service Finance Corporation, Green Sky, AEFC and others that are offered to ABCO customers and other marketing and installation organizations.

ABCO also sells and installs energy efficient lighting products, solar powered street lights and lighting accessories. ABCO contracts directly with manufacturers to purchase its lighting products which are sold to residential and commercial customers.

ABCO has Arizona statewide approval as a registered electrical services and solar products installer and as an air conditioning and refrigeration installer. Our license is ROC 258378 electrical and ROC 323162 HVAC and we are fully licensed to offer commercial and residential electrical services, HVAC and solar.

The ABCO subsidiary, Alternative Energy Finance Corporation, (AEFC) a Wyoming Company provides funding for leases of photovoltaic systems. AEFC financed its owned leases from its own cash and now arranges financing with funds provided by other lessors.

ABCO Solar offers solar systems “Operations and Maintenance Services” to residential and commercial customers that have solar systems built by ABCO or other solar installers. Many installers have gone out of business and ABCO’s service enables these customer’s system to continue to operate. ABCO’s service enables customers to maintain their warranties, remove and replace their systems for roof maintenance and to maintain peak efficiency. ABCO now operates and maintains systems in many cities in Arizona and intends to continue to expand this operation and maintenance segment of its business.

COMPETITION

The solar power market itself is intensely competitive and rapidly evolving. Price and available financing are the principal methods of competition in the industry. Based upon these two criteria, our position in the industry is relatively small. There is no competitive data available to us in our competitive position within the industry. Our competitors have established market positions more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network, we may be unable to achieve sales and market share. There are several major multi-national corporations that produce solar power products, including, Suntech, Sunpower, First Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo. Also, established integrators are growing and consolidating, including GoSolar, Sunwize and Sunenergy and we expect that future competition will include new entrants to the solar power market. Further, many of our competitors are developing and are currently producing products based on new solar power technologies that may have costs similar to, or lower than, our projected costs.

COMPETITIVE ADVANTAGES

The Company believes that its key competitive advantages are:

1.	The ability to make decisions and use management’s many years of business experience to make the right decisions.
2.	Experience with National expansion programs by management.
3.	Experience with management of employee operated facilities from a central management office.
4.	Experience with multi-media promotional program for name recognition and product awareness.
5.	Alternative energy is a fast growing and popular industry that relates well to customers and current or future shareholders that recognize the market, products and business focus.

ADVANTAGES OF COMPETITORS OVER US

The Company believes the following are advantages of Competitors over us.

1.	Larger competitors have more capital.
2.	Larger companies have more experience in the market.
3.	Larger companies will get the larger contracts because of the level of experience.
4.	We have the same products but must pay more because of volume. This will be a price consideration in bidding competition
5.	We are a small company that may not be able to compete because we do not have experience or working capital adequate to compete with other companies.

CURRENT BUSINESS FOCUS

We have developed very good promotional material and advertising products. We have developed the key messages and promotional pieces that are relevant to our business and inexpensive to produce. We have built an informative and interactive web site that will allow people to assess their requirements and partially build and price a system, much like the automobile dealers utilize. Additional sales promotion will increase when we have secured outside financing or increased sales through direct sales efforts. Readers should review our websites at www.abcosolar.com and www.abcoac.com.

We have established a direct sales force to sell to Government agencies including State, Local and Federal resources and a separate division to call on the many American Indian governments in the US. This allows us to quote with our specifications, products and services on Requests for Proposals (RFP’s) that are issued by the Government Services Agency (GSA), Bureau of Indian Affairs (BIA) and other agencies. We have found that many projects are not known to the general public and most contractors because governmental agencies do not widely advertise their projects. By departmentalizing this opportunity, we get more information on projects than is available in the normal course of business.

ABCO does not manufacture its solar voltaic (PV) products. We will continue to be a sales and installation contractor with plans to enter the markets of major US and international cities. We will sell and use commercial off the shelf components. Initially this will include the solar panels and LED lighting products purchased to our specification. A strong alliance with a well-respected distributor will be the most conservative decision for the company at this time.

ABCO will contract directly with manufacturers for its Solar Street Light and other lighting products and will sell, install and maintain these products.

Our business and the industry are reliant upon several state and federal programs to assist our customers in the acquisition of our products and services. Such programs are the utility rebates paid directly to customers for wattage installations and the state and federal tax credit programs that allow a percentage of the actual cost of installations to be refunded in the form of tax credits. Many states have mandated the utilities to collect funds from their customers for the payment of rebates. All of these programs are listed on the website www.dsireusa.org.

Most of these programs are slated for expiration at differing times in the future. The federal tax credit of 30% of installation cost expired at the end of 2019 but will continue at reduced rates through 2024. The 2020 and 2021 rate is 26%. The customers benefit from the federal and state tax credits which pass through to the owners of the solar systems. Investors often require the ownership to remain in their hands so that the tax credits can be passed through to them. This results in a lesser amount to finance and a benefit to the lessee because it lowers the lease payments. To the extent known, the curtailment or reduction of this tax credit will make a material change in our business and will very likely lower our sales prices and gross margins. Extension of the program or small reductions will probably not have a material effect on sales or gross margins because the suppliers will adjust to the new norm. We again emphasize, we cannot predict any of the future or the outcome of unknowns. State rebate mandates and state tax credits are variable by state. All of these programs provide incentives for our customers that result in reduced cost. The price of solar products has also been reduced drastically in the past few years which is helping to balance the reduction of the subsidies.

The State of Arizona subsidized incentives are not material to our programs at this time. Since the State of Arizona offers $1,000 tax credit per residential installation and no utility rebates for residential or commercial installations of solar systems, this amount of credit is not likely to negatively impact our business because it will not materially affect the price of the installation. This amount currently represents less than 5% of the price of an average residential installation.

CUSTOMER BASE

Referrals are important in any market and time in business makes the customer base grow. No customer represented a significant percentage of the Company’s total revenue in the fiscal years ended December 31, 2020 or 2019. The company believes that the knowledge, relationships, reputation and successful track record of its management will help it to build and maintain its customer base.

EXPERIENCED MANAGEMENT

The Company believes that it has experienced management. ABCO’s president, David Shorey, has 12 years of experience in the sales and installation of solar products and more than 40 years of business experience. Mr. Shorey has the ability and experience to attract and hire experienced and talented individuals to help manage the company.

ABCO has several experienced and long term employees on staff with a number of years of experience in provision of electrical services including lighting, HVAC and solar installations. The Company believes that the knowledge, relationships, reputation and successful track record of its management will help it to build and maintain its customer base.

FINANCIAL RESOURCES

ABCO’s development activities since inception have been financially sustained through the sale of equity and capital contribution from shareholders. We will continue to source capital from the equity and debt markets in order to fund our plans for expansion if we are unable to produce adequate capital from operations. There is no guarantee that the Company will be able to obtain adequate capital from these sources, or at all.

EMPLOYEES

The Company presently has 10 full-time employees with four (3) in management, and two (2) in sales and the balance are in various labor crew positions. The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future. Mr. Shorey devotes full time (40 plus hours) to the affairs of the Company. No employees are represented by a union and there have not been any work stoppages.

DESCRIPTION OF SECURITIES

Capital Stock

Pursuant to our articles of incorporation, as amended to date, our authorized capital stock consists of 2,100,000,000 shares, comprised of 2,000,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2021, there were 95,308,636 shares of common stock issued and outstanding [excluding the 150,000,000 offered hereby] and 27,800,000 shares of preferred stock issued and outstanding. Our common stock is quoted on the OTCPINK operated by the OTC Markets Group, Inc., under the trading symbol “ABCE.”

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our articles of incorporation and bylaws. For greater detail about our capital stock, please refer to our articles of incorporation and bylaws.

Common Stock

Voting. Holders of our common stock are entitled to one vote for each outstanding share of common stock owned by such stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by our articles of incorporation or by our bylaws.

Dividend Rights. Holders of our common stock are entitled to receive ratably dividends and other distributions of cash or any other right or property as may be declared by our Board of Directors out of our assets or funds legally available for such dividends or distributions. The dividend rights of holders of common stock are subject to the dividend rights of the holders of any series of preferred stock that may be issued and outstanding from time to time.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, the holders of such preferred stock may be entitled to distribution and/or liquidation preferences that require us to pay the applicable distribution to the holders of preferred stock before paying distributions to the holders of common stock.

Conversion, Redemption and Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

The transfer agent and registrar for our common stock is VStock Transfer, Inc.

Preferred Stock

Pursuant to our articles of incorporation, as amended to date, we are authorized to issue up to two hundred million (100,000,000) shares of preferred stock. We may issue such shares without stockholder action, from time to time, in one or more series, as may be determined by our Board of Directors. Our Board of Directors is expressly granted authority, within the limits set forth in the Nevada Revised Statutes, to:

(a)         designate, in whole or in part, the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class of shares before the issuance of any shares of that class.

(b)         create one or more series within a class of shares, fix the number of shares of each such series, and designate in whole or in part the voting powers, designations, preferences, limitations, restrictions, and relative rights of the series, all before the issuance of any shares of that series; or

(c)         alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares.

At this time, no Series A preferred stock are outstanding, 27,800,000 of Class B Preferred Stock are outstanding; and no shares of Series C Preferred Stock are outstanding.

The Board of Directors of the Company had approved a reverse stock split of its common stock, at a ratio of 1-for-170 (the “Reverse Stock Split”). The Reverse Stock Split became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace on January 4, 2021 (the “Effective Date”), whereupon the shares of common stock began trading on a split adjusted basis. On the Effective Date, the Company’s trading symbol was changed to “ABCED” for a period of 20 business days, after which the “D” was removed from the Company’s trading symbol and it reverted to the original symbol of “ABCE”. In connection with the Reverse Stock Split, the Company’s CUSIP number changed to 00287V204. On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 20. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share because of the Reverse Stock Split.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid.

This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33-1/3%;

•	33-1/3% or more but less than or equal to 50%; or

•	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•	does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe that these provisions apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of December  31, 2021, we had more than 220 stockholders of record. Therefore, we believe that these provisions governing combination of a Nevada corporation apply to us and may have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

Our articles of incorporation contains provisions for “blank-check preferred stock” that may delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

EXPERTS

The consolidated financial statements of ABCO Energy, Inc., as of and for the year ended December 31, 2020 and 2019, appearing in this prospectus and the registration statement of which it is a part, have been audited by Slack & Company CPAs, LLC independent registered public accounting firm (“Slack”), as set forth in their report dated April 15, 2021 (contain an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing. Slack has since resigned as our auditor as it has decided to no longer audit public companies. Slack has been succeeded by Hudgens CPA, PLLC. See “Change in and Disagreements with Accountants on Accounting and Financial Disclosure” below.

LEGAL MATTERS

Law Office of John F. Wolcott, Esq., has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

SELLING SHAREHOLDERS

The persons or entities who acquired shares from the initial holders thereof are the Selling Shareholders herein. See “Plan of Distribution” below.

PLAN OF DISTRIBUTION

The Selling Shareholders  hereunder or its respective permitted transferees may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Marketplace operated by the OTC Markets Group, Inc., or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. Until up-lifting of the shares of common stock to the OTCQB, the selling stockholders may only re-sell all or a portion of the shares covered by this prospectus at fixed price of $1.00 per share. Upon the up-lifting to the OTCQB, such sales may also be made at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The OTC Pink Market is not considered an established public trading market for purposed of Item 501(5)(3) of Registration S-K. Shares on the OTCQB qualify for sales at negotiated prices, etc.  An application has been made to OTC Markets for the uplifting to the OTCQB.  Upon approval, the shares of Common Stock can  also  be sold at negotiated price, etc. as aforesaid.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling stockholder and/or the purchasers.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the OTC Pink Market operated by the OTC Markets Group, Inc., under the ticker symbol “ABCE.” The following table sets forth the range of high and low closing bid quotes of our common stock per quarter as reported by the OTC Markets for the past two fiscal years ended December 31, 2020 and 2019, respectively, and subsequent fiscal quarter ended March 31, 2021. All quoted prices reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. These prices reflect a one [1] for one hundred and seventy [170] reverse stock split which became effective on January 4, 2021.

Quarter Ended	Low	High
September 30, 2021	$.02660	$.03150
June 30, 2021	$.02850	$.03300
March 31, 2021	$.06020	$.06500
December 31, 2020	$.00035	$.00040
September 30, 2020	$.00068	$.00153
June 30, 2020	$.00040	$.00035
March 31, 2020	$.00031	$.00064
December 31, 2019	$.00280	$.00190
September 30, 2019	$.00770	$.00680
June 30, 2019	$.01000	$.00750

Holders

As of September 30, 2021, there were more than 220 stockholders of record.

Dividends

We have not paid, nor declared, any cash dividends since our inception and do not intend to declare or pay any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by state law.

A VERY LIMITED MARKET FOR OUR SHARES

Our shares are listed on the OTCPINK Market under the symbol ABCE. As of March 7, 2022, the shares closed at $0.0053 per share. On this date, the Company had approximately 220 shareholders of record.

The OTC Market Board® is maintained by the National Association of Securities Dealers (the NASD, now known as the Financial Industry Regulatory Authority (FINRA)). The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

A purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Upon becoming a reporting company, Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Capital Stock

We are currently authorized to issue an aggregate number of 2,000,000,000 shares of common capital stock, $0.001 par value per share.

On  December 21, , 2020, the holders of a majority of the outstanding voting power of the Company, by written consent, without a shareholder meeting, authorized this increase from  29,411,765 to 2,000,000,000 authorized shares of common stock. The written consent authorized an amendment to the Articles of Incorporation to increase the authorized capital to 2,000,000,000 common shares and 100,000,000 preferred shares. The amendment was filed with the State of Nevada on  March 3, 2021.

The Corporation is authorized to issue more than one class or series of stock, and the Board of Directors of the corporation, in accordance with Section 78.195 of the General Corporation Law of the State of Nevada, is vested with authority to prescribe the name, price, classes, series, and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class series of stock. This corporation shall have one or more classes or series of stock that together (a) have voting rights and (b) are entitled to receive the net assets of the corporation upon dissolution. All shares of stock shall be fully paid and non-assessable.

As of December 31, 2021, there were 245,308,636 shares issued and outstanding at a par value of $0.001 per share [including the 150,000,000 shares offered hereby] . Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our capital stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our capital stockholders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore, as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of capital stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of capital stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the capital stock.

Preferred Stock

We are authorized to issue shares of preferred stock. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our common stock shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants to purchase our securities. There are no outstanding stock options to purchase our securities other than those hereinabove described.

Stock Transfer Agent

Our transfer agent is VStock Transfer, Inc., 18 Lafayette Place, Woodmere, NY 11598, telephone number 212-820-8436.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations include several forward-looking statements that reflect management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and the management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors not currently known to management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and business and operations of the Company. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions. Factors that could cause differences include, but are not limited to, expected market demand for our products, fluctuations in pricing for materials, and competition.

RESULTS OF OPERATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2020 AND 2019

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes. This discussion and analysis contain certain statements that are not historical facts, including, among others, those relating to our anticipated financial performance for fiscal 2020 and 2019, cash requirements, and our expected operating office openings. Only statements which are not historical facts are forward-looking and speak only as of the date on which they are made. Information included in this discussion and analysis includes commentary on company-owned offices and sales volumes. Management believes such sales information is an important measure of our performance and is useful in assessing consumer acceptance of the ABCO Energy Business Model and the overall health of the Company. All our financial information is reported in accordance with U. S. Generally Accepted Accounting Principles (GAAP). Such financial information should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

OVERVIEW

As of December 31, 2021, we operated in Tucson and Phoenix, Arizona. The Company’s plan is to expand to more locations in North America in the next year. We believe that the solar and energy efficiency business functions better if the employees are local individuals working and selling in their own community. Our customers have indicated a preference for dealing with local firms and we will continue our focus on company-owned integrated product and services offices. Once a local firm is established, growth tends to come from experience, quality and name recognition. This will result in larger contracting jobs, statewide expansion and growth in revenue. We remain committed to high quality operations.

Our operating results for the years ended December 31, 2020 and 2019 are presented below with major category details of revenue and expense including the components of operating expenses. Footnotes to the financial statement discloses the related party transactions of Officer, Directors and other related parties.

FISCAL YEAR ENDED DECEMBER 31, 2020 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2019

Sales decreased to $1,161,106 in 2020, a decrease of $1,191,061 or 51% under 2019 sales of $2,352,167. The COVID 19 Pandemic, Lack of funds and available staff has reduced our ability to maintain our sales momentum. Our experience has shown us that there is going to be such pressure on our market, and we are changing to prevent the decreases in sales in the future. We have added new products and new sales personnel and intend to find merger and acquisition funding and acquisition or merger candidates during the current year. There is no assurance that ABCO will be able to accomplish these goals in the coming year.

Cost of sales decreased by $916,623, or 54% to $784,730 in 2020 from $1,701,353 in 2019 due primarily to the decrease in sales. The Company also changed its focus from residential installs to a commercial focus in order to meet changes in the market. Gross margin as a percentage of total sales was at 32% in 2020 from 28% in 2019, primarily due to higher margins associated with commercial jobs and better management of costs on the larger commercial jobs in 2019. We hope to bid these contracts more favorably in the future to prevent negative cost of sales numbers. We hope that more efficient production and a sales mix shift to the higher profit commercial market emphasis will improve these numbers.

General and administrative expenses decreased by $266,758 to $846,640 in 2020 from $1,113,398 in 2019 due primarily to increases in professional fees and derivative expenses for the period and the 2020 reduction of administration staff. In order to control operating expenses and to closely administering public company expenses in 2020, we reduced our staff. The 51% decrease in sales revenue is the main reason administrative expenses needed to decrease in 2020.

Net loss from operations increased by $7,680 to $(470,264) for the year ended December 31, 2020 as compared to a loss from operations of $(462,584) for the year ended December 31, 2019. This increase is attributable to expenses from financing. We had similar margins in 2020 as in 2019 due to the emphasis on commercial projects.

Total Net loss for the twelve months ended December 31, 2020 was $(524,759) and $(1,381,077) for the year ended December 31, 2019. This decrease is attributable to expenses from financing and professional fee charges in 2019 that did not occur in 2020.

LIQUIDITY AND CAPITAL RESOURCES

Our primary liquidity and capital requirements have been for carrying cost of accounts receivable and inventory during and after completion of contracts. This process can easily exceed 90 days and requires the contractor to pay all or most of the cost of the project without assistance from suppliers. Our working capital at December 31, 2020 was $(1,509,716) and it was $(1,558,101) at December 31, 2019. This decrease of $46,385 was primarily funded by our private equity offerings. Bank financing has not been available to the Company.

ABCO Energy has increased its loan obligations or long term debt in 2020. Our long-term debt net of current portion totaled $472,293 at December 31, 2020 and $300,000 at December 31, 2019 due mainly to the SBA loans and equipment purchase loans obtained by the Company. The Company owed Officers and Directors $311,340 and $248,558 respectively on demand notes, an increase of $62,782 as an additional loan from the President of ABCO.

STATEMENTS OF CASH FLOWS

During the years ended December 31, 2020 and 2019 our net cash used in operating activities was $(66,859) and $(664,840) respectively. Net cash provided by operating activities in the period ended December 31, 2020 and 2019 consisted primarily of net loss from operations adjusted for non-cash expenses and a decrease in accounts payable and accrued expenses and mainly the changes in the results of operations.

Net cash provided by (used in) investing activities for the years ended December 31, 2020 and 2019 was $(47,094) and $(24,737) respectively. This is primarily due to the purchase of autos for operations. Net cash provided by financing activities for the years ended December 31, 2020 and 2019 was $155,601 and $634,490 respectively. Net cash provided by financing activities for 2020 and 2019, resulted primarily from the issuance of common stock and the conversion of convertible debt into common stock.

Since our inception on August 8, 2008 through December 31, 2020 we have incurred net losses of $(7,086,267), including the effects of derivatives on convertible debt totaling $2,288,555. Our cash and cash equivalent balances were $54,268 and $12,620 as of December 31, 2020 and 2019 respectively. At December 31, 2020, we had total liabilities of $2,398,499 as opposed to $2,234,383 at December 31, 2019, an increase of $164,116. Most of the increase occurred because of the SBA long term loan and the auto purchases.

We plan to satisfy our future cash requirements – primarily the working capital required for the marketing of our products and services by additional financing and more operations income. This will likely be in the form of future debt or equity financing. Based on our current operating plan, we have sufficient working capital to sustain operations for the short term if we do not expand our business. We will not however, be able to reach our goals and projections for multistate expansion without a cash infusion. We expect that our revenue will increase at a steady pace and that this volume of business will result in profitable operations in the future.

RESULTS OF OPERATIONS – OVERVIEW

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021

AND SEPTEMBER 30, 2020

Our discussion of operating results for the three months ended September 30, 2021 and 2020 are presented below with major category details of revenues and expenses including the components of operating expenses. Sales consist of photovoltaic products, electrical services and LED lighting products and installation during both periods.

Sales for the three months ended September 30, 2021 and 2020 were $229,829 and $246,102, respectively. This is a decrease of $16273 or 7% of the 2020 revenues. The Solar sales revenue in 2021 and 2020 reflected seasonal and changing market conditions in the financing of solar installations in the Arizona markets and the effects of the COVID-19 Pandemic. ABCO has begun its focus on commercial sales in 2017 and has been able to grow every period since that decision. The Company has worked diligently to overcome the utility changes by focusing on commercial applications and the increased interest of business and government in the LED lighting contracts.

Cost of sales for the three months ended September 30, 2021 and 2020 was $165,734 and $281,419, respectively, or 72% and 114% of revenues for each period then ended. Gross margins were 28% of revenue for the three months ended September 30, 2021 and (14) % of revenue for the three months ended September 30, 2020. During 2021 and 2020 we have been offering new products and have found our entry market prices for steel parking structures have added gross margins higher than usual because we use outside contractors for the entire projects. Our gross profit reflects this decision. We feel that we have made progress in entering the parking shade markets and that our gross margins will stabilize as growth lowers these margins in the future.

Total selling, general and administrative expenses were $208,180 or 91% of revenues during the three months ended September 30, 2021 and $189,859 or 77% of revenues for the three months ended September 30, 2020, respectively. Net loss from operations for the three-month period ended September 30, 2021 was $144,085 as compared to a net loss of $225,176 for the same three-month period ended September 30, 2020. Our operating expenses for the three months ending September 30, 2021 period were $18,321 lower over the comparative period in 2020. The interest expense during the three months ended September 30, 2021 increased by $8,957 over the period ended September 30, 2020 due mostly to the new convertible loans during this period where accounting treatment requires the recording of prepaid interest during the first phase of the loan and because of higher loans from related parties. This combination of factors resulted in a loss for the three months ended September 30, 2021 to $160,112 as compared to a loss of $427,957 for the three months ended September 30, 2020.

As noted in previously, the Company could not finish its backlog of work and expand into the markets of LED lights and commercial solar markets without maintaining staff, facilities and sales expenses. When revenues fall, and expenses are not reduced proportionately, the result is an increase in operating expenses proportionate to revenue. Operating expenses for the two periods increased to accommodate our expansion of sales programs, but not in the same ratio as the increase in sales. The Company chose to maintain a level of expenses that would not significantly impact the Company’s performance in the future.

RESULTS OF OPERATIONS – OVERVIEW

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

AND SEPTEMBER 30, 2020

Our discussion of operating results for the nine months ended September 30, 2021 and 2020 are presented below with major category details of revenues and expenses including the components of operating expenses. Sales consist of photovoltaic products, electrical services and LED lighting products and installation during both periods.

Revenues for the nine months ended September 30, 2021 and 2020 were $998,228 and $768,133, respectively. This is an increase of $230,095 or 30% of the 2020 sales. The Solar sales revenue in 2021 and 2020 reflected seasonal and changing market conditions in the financing of solar installations in the Arizona markets and the effects of the COVID-19 Pandemic. The Company has begun its focus on commercial sales in 2017 and has been able to grow every period since that decision. The Company has worked diligently to overcome the utility changes by focusing on commercial applications and the increased interest of business and government in the LED lighting contracts.

Cost of sales for the nine months ended September 30, 2021 and 2020 was $619,173 and $715,739, respectively, and 62% and 93% of sales for each period then ended. Gross margins were 38% of revenue for the nine months ended September 30, 2021 and 7% of revenue for the nine months ended September 30, 2020. During 2021 and 2020 we have been offering new products and have found our entry market prices for steel parking structures have added gross margins higher than usual because we use outside contractors for the entire projects. Our gross profit reflects this decision. We feel that we have made progress in entering the parking shade markets and that our gross margins will stabilize as growth lowers these margins in the future.

Total selling, general and administrative expenses were $697,591 or 70% of revenues during the nine months ended September 30, 2021 and $655,269 or 85% of revenues for the nine months ended September 30, 2020 Net losses from operations for the nine month period ended September 30, 2021 was $318,563 as compared to a net loss of $602,875 for the same nine month period ended September 30, 2020. Our operating expenses for the nine months ending September 30, 2021 period were lower by $42,322 over the comparative period in 2020. The interest expense during the nine months ended September 30, 2021 increased by $9,526 over the period ended September 30, 2020 due mostly to the new convertible loans during this period where accounting treatment requires the recording of prepaid interest during the first phase of the loan and because of higher loans from related parties. This combination of factors decreased the loss for the nine months ended September 30, 2021 to $209,295 as compared to $799,162 for the nine months ended September 30, 2020, respectively, a reduction of $589,867.

As noted in previously, the Company could not finish its backlog of work and expand into the markets of LED lights and commercial solar markets without maintaining staff, facilities and sales expenses. When revenues fall, and expenses are not reduced proportionately, the result is an increase in operating expenses proportionate to revenue. Operating expenses for the two periods increased to accommodate our expansion of sales programs, but not in the same ratio as the increase in sales. ABCO chose to maintain a level of expenses that would not significantly impact the Company’s performance in the future.

STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

During the nine months ended September 30, 2021 our net cash used by operating activities was $(372,337) and compared to net cash used by operating activities in the nine months ended September 30, 2020 of $(116,093). Depreciation adjustments of non-cash expenses were $16,841 and $6,591 for each period, respectively. We accounted for a change in derivative liability of $49,623 for the period ended September 30, 2021. The Company experienced a decrease in Accounts Payable and accrued liabilities of $81,600 and $6,861 for each period, respectively. The increase is primarily due to the Company’s ability to apply cash receipts from investors and operations to pay past and current creditors at the end of each period, respectively. Accounts Receivable decreased by $89,781, net of adjustments for contracts in process, during the period ended September 30, 2021 due to increases in contracts compared to September 30, 2020.

Net cash provided by or (used for) investing activities nine months ended September 30, 2021 and 2020 was $2,315 and $(10,129) respectively due to receipt of principal on leases paid or terminated and equipment sales and acquisitions.

Net cash provided by financing activities nine months ended September 30, 2021 and 2020 was $319,286 and $150,246, respectively. Net cash provided by financing activities resulted primarily from the sale of Common Stock, loans from a financial institution and loans from an Officer and Director. Any future conversions will increase the number of shares outstanding and the Stockholders Equity by the amount of the original investment.

LIQUIDITY AND CAPITAL RESOURCES

Our primary liquidity and capital requirements have been for carrying cost of accounts receivable after completion of contracts. The industry typically requires solar contractors to wait for the utility approval in order to be paid for contracts. This process can exceed 90 days and sometimes requires the Company as the contractor to pay all or most of the cost of projects without assistance from suppliers. Our working capital deficit at September 30, 2021 was $(1,251,205) and it was $(1,509,716) at December 31, 2020. This decrease of $258,511 was primarily due to gains from conversion of debt from current to long term or discounting the debt on payoff. Also, the decrease is caused by reductions in overall debt from $1,926,206 at December 31, 2020 to $1,548,051 at September 30, 2021. Losses from operations during the nine months ended September 30, 2021 also decreased from $(799,162) to $(209,295) for the same period ended September 30, 2020. Bank financing has not been available to the Company, but we have been able to increase our credit lines with our suppliers because of good credit. There are no material covenants on our credit lines, normally due in 30 days since they are standard in the industry and the balances vary daily. Most are personally guaranteed by the CEO of the Company.

The total funds borrowed from Directors and officers totaled $285,816 plus accrued interest of $121,638 at September 30, 2021. There are no existing agreements or arrangement with any Director to provide additional funds to the Company.

During the nine months ended September 30, 2021 and year ended December 31, 2020 there were no transactions, or proposed transactions, which have materially affected or will materially affect the Company in which any director, executive officer, or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates, or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

PLAN OF OPERATIONS

Based on our current financial position, we cannot anticipate whether we will have sufficient working capital to sustain operations for the next year if we do not raise additional capital. We will not, however, be able to reach our goals and projections for multistate expansion without a cash infusion. We have been able to raise sufficient capital through the sale of our common shares and we have incurred substantial increases in debt from our trade creditors in the normal course of business. Management will not expand the business until adequate working capital is provided. Our ability to maintain sufficient liquidity is dependent on our ability to attain profitable operations or to raise additional capital. We have no anticipated timeline for obtaining neither additional financing nor the expansion of our business. We will continue to keep our expenses as low as possible and keep our operations in line with available working capital as long as possible. There is no guarantee that the Company will be able to obtain adequate capital from any sources, or at all.

OFF BALANCE SHEET TRANSACTIONS

The Company has no off balance sheet transactions during the years ended December 31, 2020 and 2019.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required under Regulation S-K for “smaller reporting companies.”

PROPERTIES

The Company purchased land and buildings for its operations on December 31, 2019 and moved into the property in October 2020. The property consists of 4800 square foot of office and warehouse space and approximately one-half acre of land. The entire cost of the property was $325,000 plus closing costs. The property was finance by a $25,000 loan from Green Capital (GCSG) and a mortgage from the seller for the balance. The purchase price was allocated between Building $125,000 and Land $200,000. The previously occupied space was abandoned at the end of its lease and the Company wrote off the cost of abandoned leasehold improvements in 2020. The Company considers these facilities adequate for current operations level and for substantial growth in the future.

There is no lease on the Williams, Arizona property because this office is located in the office of a Director and no lease has been established. Additional space is available in the current locations if needed. The company currently rents small warehouse space in Phoenix Arizona to support it operations.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The following table sets forth the name and age of officers and director as of December 31, 2021. Our Executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified. Mr. Wayne  Marx , now a former Director, was a member of the Board and Officers prior to the SEA acquisition of Energy Conservation Technologies, Inc. and afterward he was reappointed to the Board on the effective day July 1, 2011.

David Shorey, President, CEO, Chief Financial Officer,and Director, and Mr. Marx, are each a “Promoter” within the meaning of Rule 405 of Regulation C in that he was instrumental in founding and organizing ABCO Energy, Inc.

Officer’s Name	Director's Name	Age	Officer’s Position	Appointment date
David Shorey	David Shorey	78	President, CEO, CFO, Secretary and Director	July 1, 2011

On November 28, 2021, Mr. Marx resigned as an officer and director of the Company. See the Form 8K filed with the SEC on December 1, 2021. The Board of Directors consists of one person, David Shorey, President, CEO, CFO, Secretary and Director. The date of appointment above for Mr. Marx coincides with the date of the SEA with ENYC on July 1, 2011. Mr. Shorey and. Mr. Marx also served as Directors and Officers of the predecessor companies. Biographies of the Executive Officers and Members of the Board of Directors are set forth below:

David Shorey, President, CFO and Director

Mr. Shorey is a Veteran of the US Navy and has a Bachelor’s degree in Business Administration and Accounting from the University of Oregon. He has been in the solar business for 14 years, was the Founder of ABCO and has been an Executive with ABCO Energy for 12 years. Mr. Shorey practiced as a certified public accountant for over 30 years. He is also an experienced manufacturer of electric components and has audit certification in ISO-9000 quality inspection and training. He has previously been a real estate business broker and owned and operated an electronic manufacturing firm for nine years and a metal building construction company for over ten years.

Wayne Marx, VP, Secretary and Director

Mr. Marx was the founder and owner of “Precision Outdoor Power”, power equipment retail and service provider in Tucson and Williams, Arizona. Wayne has more than 40 years of business experience, mostly in retail and government services a self-employed individual and has been a provider of equipment to residential commercial and government users throughout his business career. He has limited experience in the solar industry. Mr. Marx presently brings a representation to our company for fire and emergency service organizations that he presently serves and has worked with for many years. Mr. Marx is Fire Chief for the Sherwood Forest Estates Fire District and Regional Fire Resource Coordinator for Coconino County Fire Department. Mr. Marx joined the Fire District as Fire chief in 2003 and is still employed at this position full time. Mr. Marx does not draw a salary or work as an employee for ABCO Energy at this time and serves as a Vice President without any compensation.

See above. Effective November28, 2021, Mr. Marx resigned as an officer and director of the Company. Personal reasons were given for his resignation. Mr. Shorey, the remaining directors and his staff are assembling list of officer and director candidates.

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Code of Ethics

We have a Code of Ethics in place for the Company. The Company seeks advice and counsel from outside experts such as our lawyers and accountants on matters relating to corporate governance and financial reporting.

AUDIT COMMITTEE

The Audit Committee for the Company currently consists of the two members of the Board which acts in such capacity and will do so for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a separate Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity and will do so for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including salary, stock compensation and bonus compensation to all employees.

NOMINATING COMMITTEE

The Company Board acts as the Nominating Committee.

Independence

We are not required to have any independent members of the Board of Directors. The board of directors has determined that Messrs. Shorey and Marx each has a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market.

Involvement in Certain Legal Proceedings

Our Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities We believe that, during fiscal 2018, our directors, executive officers and 10% stockholders have complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

REMUNERATION OF DIRECTORS AND OFFICERS

Summary Compensation Table

The following table sets forth certain summary information concerning the cash and non-cash compensation awarded to, earned by, or paid to Michael Mildebrandt, our past President and Chief Executive Officer, for David Shorey as current President and CEO and for Wayne Marx our Vice President and Secretary for the fiscal years ended December 31, 2020 and 2019. These Messers Shorey and Marx are referred to as the “named executive officers” in this Report.

Name and Principal Position (1)	Year	Compensation Salary ($)	Bonus ($)	Share Awards ($)		All Other Compensation ($)	Total Compensation ($)
David Shorey	2020	$60,000	-	3,500,000	(1)	3,500	$63,500
President
Wayne Marx	2020	-	-	500,000	(2)	500	-
VP, Director

(1)

Mr. Shorey receives a contractual compensation of $60,000 per year. $37,000 was accrued and unpaid in 2020. In addition, Mr. Shorey received 3,500,000 shares as a bonus on March 3, 2021. On July 7, 2021 and on August 19, 2021, Mr. Shorey received 10,000,000 and 12,000,000 shares of common stock, respectively B Convertible Preferred Shares.

(2)	Mr. Marx received 500,000 of common shares as a bonus on March 3, 2021. Mr. Marx resigned, effective November 28, 2021.

There is no family relationship between any of the current officers or directors of the Company.

The Company is a Nevada corporation with principal offices located at 2505 N Alvernon Way, Tucson, AZ 85712. On December 31, 2019 the Company purchased an office and warehouse building and land at 2505 North Alvernon, Tucson Arizona. On October 1, 2020, the Company moved all Tucson operations to this location.

On January 15, 2017, the Company’s Board of Directors, after careful consideration, approved our 2017 Stock Option and Incentive Stock Plan (the “Plan”), pursuant to which the Company has reserved 200,000,000 shares for issuance thereunder.

The Plan enables the Board to provide equity-based incentives through grants of Awards to the Company’s present and future employees, directors, consultants and other third-party service providers. Shares issued under the Plan through the settlement, assumption or substitution of outstanding Awards or obligations to grant future Awards as a condition of acquiring another entity will not reduce the maximum number of shares of Common Stock reserved for issuance under the Plan. In addition, the number of shares of Common Stock subject to the Plan, any number of shares subject to any numerical limit in the Equity Incentive Plan, and the number of shares and terms of any incentive award may be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Outstanding Equity Awards at Fiscal Year End

An aggregate of 0 stock awards are outstanding under the Equity Incentive Plan as of December 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth certain information regarding beneficial ownership of our securities by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Name and Address of Owner (1)	Title of Securities	Amount and nature of common stock	Percent of class (3)	Amount and nature of preferred stock (2) (4)	Percentage of class (5)
David Shorey	Common	25,509,412	36%	25,800, ,000	93
Wayne Marx	Common	1,000,030	1%	2,000,000	7
All Officers, Directors and 5% Shareholders - As a Group	Common	26,509,442	37%	27,800,000	100%

(1)	The address is c/o ABCO Energy, Inc., 2505 N. Alvernon Way, Tucson, AZ 85712
(2)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2021 (none are eligible) are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Based upon 70,462,489 shares outstanding on September 30, 2021.
(4)	These shares are convertible into 60,000,000 shares of common stock at an exercise price of $.001 per share.
(5)	Based upon 27,800,000 shares of Preferred Stock, outstanding as September 30, 2021.
(6)	These shares are held of record by a corporate entity owned by David Shorey.

The Company issued 1,350,000 restricted common shares to management for services with a fair market value of $27,000 during the Year ended December 31, 2018 and 700,000 restricted shares to management for services with a fair market value of $81,400 during 2017. Of these awards, Charles O’Dowd received 900,000 shares and Wayne Marx received 100,000 shares. The balance was awarded to consultants to the Company.

Effective January 9, 2021, the Company issued an aggregate of $5,000,000 restricted common shares for services rendered, of which 500,000 were awarded to Wayne Marx, an officer and Director, 3,500,000 shares to a Corporation controlled by David Shorey, President, CEO and CFO, and 1,000,000 shares to an outside consultant.

On July 7, 2021, Absaroka Communications Corporation (“ACC”), a consultant to the Company and in affiliate of the President of the Company, converted 1,000,000 shares of Series B Convertible Preferred Shares (“Series B Preferred”) into 10,000,000 shares of free-trading common shares. The Series B Preferred is by its terms convertible at the rate of one share of Series B Preferred for 10 shares of Common Stock.

On August 19, 2021, ACC, a consultant to the Company and an affiliate of the President of the Company, converted 1,200,000 shares of Series B Convertible Preferred Shares (“Series B Preferred”) into 12,000,000 shares of free-trading common shares. The Series B Preferred is by its terms  convertible at  the rate of one share of  Series B for 10  shares of Common Stock.

Effective November 19, 2021, the 150,000,000 restricted shares were issued, of which 120,000,000 were issued to an affiliate of the President of the Company, and 30,000,000 to a consultant. These parties paid $001 per share for these restricted shares.

The aggregate of 0 stock awards were outstanding under the Equity Incentive Plan as of December 31, 2021.

On September 15, 2017, and on August 30, 2018, the Board of Directors authorized the issuance of an aggregate of 30,000,000 shares of Class B Convertible Preferred Stock [“Series B”] to Mr. O’Dowd and to Wayne Marx of the Company and to two Consultants owned by David Shorey, President, CEO, CFO and Director. Of the Series B, 12,000,000 shares were issued to Charles O’Dowd and 2,000,000 to Wayne Marx, the Directors. Each Consultant received 8,000,000 shares. See the Company’s Schedule 14C filed with the Commission on September 28, 2018. Upon his resignation Mr. O’Dowd’s preferred shares were cancelled and issued to the two consultants. These preferred shares have no market pricing and management assigned the value of $15,000 to the stock issue based on the par value of the preferred stock of $0.001. The 30,000,000 shares of Preferred Stock have 200 votes for each share of record. The holders of the Preferred are also entitled to be issued additional 60,000,000 common shares upon conversion of the Preferred Stock. The Series B have anti-dilution provisions. Accordingly, as a result of owning these shares of Common and Preferred Stock, the Control Shareholders will have voting control the Company.

The shareholders on January 11, 2021, authorized an increase in authorized common shares to 2,000,000,000 from 29,411,765 shares. Our board of directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes. Our board of directors believes that having such additional authorized shares of common stock available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting unless such approval is expressly required by applicable law. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the overall value of the Company to its shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Any future material transactions and loans will be made or entered into on terms that are no less favorable to the Company that those that can be obtained from unaffiliated third parties. Any forgiveness of loans must be approved by a majority of the Company’s independent directors who do not have an interest in the transactions and who have access, at the Company’s expense, to Company’s or independent counsel. Until the Company has more than two directors, this policy will not be in effect.

Officers and director’s loans are demand notes totaling $311,340 as of December 31, 2020 and $248,558 as of December 31, 2019. The total consists of two notes from Officer/Directors in 2020 and three in 2019.

The following table indicates the balances due on demand notes and the accrued interest on these notes. Related party notes payable as of December 31, 2021 and December 31, 2019 consists of the following:

Description	December 31, 2020	December 31, 2019
Note payable – Director bearing interest at 12% per annum, unsecured, demand notes.	$60,000	$60,000
Note payable – Former Officer bearing interest at 12% per annum, unsecured, demand note.	-	61,052
Note payable – President bearing interest at 12% per annum, unsecured, demand note.	251,340	127,506
Total	$311,340	$248,558

The first note in the amount of $60,000 provides for interest at 12% per annum and is unsecured. This note resulted in an interest charge of $43,263 accrued and unpaid at December 31, 2020 and $36,061 at December 31, 2019.

The second note has a current balance of $251,340 as of December 31, 2020. The note is an unsecured demand note and bears interest at 12% per annum. This note resulted in an interest charge of $53,117 accrued and unpaid at December 31, 2020 and $28,555 at December 31, 2019.

The combined total funds due to Officers and Directors totaled approximately $411,387of principal and interest at December  31, 2021.

Any future material transactions and loans will be made or entered into on terms that are no less favorable to the Company that those that can be obtained from unaffiliated third parties. Any forgiveness of loans must be approved by a majority of the Company’s independent directors who do not have an interest in the transactions and who have access, at the Company’s expense, to Company’s or independent counsel. Until the Company has more than two directors, this policy will not be in effect.

Charles O’Dowd, former Director of the Company, David Shorey, President, CEO, CFO and Director and Wayne Marx, Vice President and Director of the Company are each “Promoters” as defined in Rule 405 of Regulation C. In 2009 Mr. O’Dowd received his 400,000 shares of Company stock in exchange for services rendered which were valued at $4,000 and Mr. Marx purchased his 100,000 shares for $50,000 cash in 2010.

As of November 1, 2021, the Company entered into an Equity Purchase Agreement with Absaroka Communications Corporation (“ACC”) and Domer LLC (“Domer”) as to 120,000,000 shares of common stock and 30,000,000 shares of common stock, respectively,  (collectively, the “Investor”) pursuant to which Investor agreed to purchase such 150,000,000 shares of the Company’s common stock at a price of $0.001 per share (“Shares”).  The Company agreed to file a new registration statement to cover only the resale of  the Shares  pursuant to a Registration Rights Agreement dated December 1, 2021.  This Registration Statement was filed on December 8, 2021 and became effective with the SEC on March __, 20

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS; LITIGATION

At present, we do not have employment agreements with any of our Executive officers. There is no pending litigation or proceeding to which the Company is a party that may materially affect the business or its assets. The Company is not subject to any adverse order, judgment or decrees entered in connection with the offering by the regulatory authorities in each state; by any court; or by the Securities and Exchange Commission.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Any future material transactions and loans will be made or entered into on terms that are no less favorable to the Company that those that can be obtained from unaffiliated third parties. Any forgiveness of loans must be approved by a majority of the Company’s independent directors who do not have an interest in the transactions and who have access, at the Company’s expense, to Company’s or independent counsel. Until the Company has more than two directors, this policy will not be in effect.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 12, 2018, the Company then current auditors, Fruci & Associates II, PLLC (“Fruci”), resigned and were replaced with the appointment of Semple, Marchal & Cooper, LLP. There were no disagreements between the Company and Fruci regarding accounting principles or practices, disclosure requirements or auditing scope or procedures which resulted in this change of auditors. Fruci conducted the audit of the Company’s financial statements for the fiscal year ended December 31, 2016 and December 31, 2017 which appear in this prospectus.

On January 9, 2019, Semple, Marchal & Cooper, LLP (“SMC”) ceased the client auditor relationship with the Company. SMC never reported on the Company’s financial statements. On January 11, 2019, the company engaged KSP Group, Inc. (“KSP”), as its new auditors for the fiscal year ended December 31, 2018. KSP’s audit for the fiscal year ended December 31, 2018 which appears in this Prospectus. There were no disagreements between SMC regarding accounting principles or practices or auditing scope, disclosure requirements which remitted in the change of auditors.

On August 4, 2020, the Company notified TAAD LLP (“TAAD”) that TAAD was terminated as the Registrant’s independent registered public accounting firm for failure to deliver the completed audit and the report of TAAD on the Company’s financial statements for the year ended December 31, 2019 and for the period then ended in a timely manner. There were never any discussions with TAAD about whether said report would contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principle.

From May 7, 2020 through August 4, 2020, the Company has not had any disagreements with TAAD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to TAAD’s satisfaction, would have caused them to make reference thereto in their report on the Company’s financial statements for such period.

On August 5, 2020, (the “Engagement Date”), the Company engaged Slack & Company, LLC (“Slack”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2019. The decision to engage Slack as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

On September 25, 2021, ABCO Energy, Inc. (the “Registrant” or the “Company”) was notified Slack & Company, CPAs, LLC (“Slack”) that Slack was no longer auditing public companies and was resigning as Registrant’s public accounting firm.

On September 26, 2021, (the “Engagement Date”), the Company engaged Hudgens CPA, PLLC (“Hudgens”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2021. The decision to engage Hudgens as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, consolidated financial condition, or operating results.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement, and the reports and other information that we file with the Securities and Exchange Commission, at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SELECTED FINANCIAL DATA.

Not required under Regulation S-K for “smaller reporting companies.”

ABCO ENERGY, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of ABCO Energy, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ABCO Energy, Inc. (“the Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the two years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years ended December 31, 2020 and 2019, respectively, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a loss from operations and an accumulated deficit. It also intends to fund operations through future financing, of which no assurance can be given that the Company will be successful in raising such capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Slack & Company CPAs LLC

We have served as the Company’s auditor since 2020	Dated: April 15, 2021

ABCO ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020, and 2019

	December 31 2020	December 31 2019
ASSETS
Current Assets
Cash	$54,268	$12,620
Accounts receivable on completed projects	43,221	30,408
Costs and estimated earnings on contracts in progress	319,001	243,693
Amortizable original issue discount	-	89,561
Total Current Assets	$416,490	$376,282
Fixed Assets
Fixed assets – net of accumulated depreciation	393,887	354,938
Other Assets
Investment in long term leases	3,995	4,136
Security deposits	-	5,200
Total Other Assets	3,995	9,336
Total Assets	$814,372	$740,556
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$526,981	$583,700
Short term notes payable	347,459	436,267
Excess billing on contracts in progress	558,907	76,052
Derivative liability on convertible debentures	-	97,974
Notes payable from officers	311,340	248,558
Convertible debentures – net of discount	153,817	472,971
Current portion of long term debt	27,702	18,860
Total Current Liabilities	1,926,206	1,934,382

Long term debt, net of current portion	472,293	300,000

Total Liabilities	2,398,499	2,234,382
Commitments and contingencies	-	-

Stockholders’ Deficit:
Preferred stock, 100,000,000 shares authorized, $0.001 par value, and 30,000,000 shares issued and outstanding at December 31, 2020 and at December 31, 2019	30,000	30,000
Common stock, 2,000,000,000 shares authorized, $0.001 par value, 15,702,037 and 885,829, issued and outstanding at December 31, 2020 and December 31, 2019, respectively	15,702	886
Additional paid-in capital	5,456,438	5,036,796
Accumulated deficit	(7,086,267)	(6,561,508)
Total Stockholders’ Deficit	(1,584,127)	(1,493,826)
Total Liabilities and Stockholders’ Deficit	$814,372	$740,556

See accompanying notes to the consolidated financial statements.

ABCO ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	December 31, 2020	December 31, 2019
Revenues, net	$1,161,106	$2,352,167
Cost of Sales	784,730	1,701,353
Gross Profit	376,376	650,814

Operating Expenses:
Payroll	218,339	321,497
Payroll Taxes	43,667	62,820
Consulting expense	81,028	48,459
Insurance	60,239	62,193
Professional fees	106,624	264,649
Rent	31,580	34,724
Other selling and administrative expense	305,163	319,056
Total operating expense	846,640	1,113,398

Net (Loss) from operations	(470,264)	(462,584)

Other expenses:
Interest expense, net	(37,657)	(306,356)
Loss on note issuance		-
Change in derivative liability (Gain) Loss	(13,629)	(48,453)
Finance Fees – derivatives	(3,209)	(318,972)
(Loss) on extinguishment of debt	-	(244,712)
Total other expenses	(54,495)	(918,493)

Net (Loss) before provision for income taxes	(524,759)	(1,381,077)

Provision for income tax	-	-

Net (loss)	$(524,759)	$(1,381,077)

Net (loss) Per Share (Basic and Fully Diluted)	$(0.01)	$(0.01)

Weighted average number of common shares used in the calculation	8,293,933	539,257

See accompanying notes to the consolidated financial statements.

ABCO ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Common Stock
Shares are recast in 2019 and 2018 for 170 for 1 reverse of common stock	Shares	Amount $0.001 Par	Preferred Stock	Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at December 31, 2018	192,684	$193	$30,000	$4,412,356	$(5,180,431)	$(737,882)
Common shares issued under private placement offering - net of expenses	27,883	28		80,228		80,256
Common shares issued for conversion of convertible debenture notes - net of expenses	665,263	665		142,562		143,227
Reclass derivative liability from conversion				401,650		401,650
Net (loss) for the year					(1,381,077)	(1,381,077)
Balance - December 31, 2019	885,829	$886	$30,000	$5,036,796	$(6,561,508)	$(1,493,826)

Common shares issued for conversion of convertible debenture notes - net of expenses	9,107,296	9,107		220,658		229,765
Common shares issued for warrants net of expenses	5,708,912	5,709		198,984		204,693
Net (loss) for the year					(524,759)	(524,759)
Balance - December 31, 2020	15,702,037	$15,702	$30,000	$5,456,438	$(7,086,267)	$(1,584,127)

See accompanying notes to the consolidated financial statements.

ABCO ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	December 31	December 31
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(524,759)	$(1,381,077)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13,486	10,213
Change in amortizable debt discount on convertible debt	89,561	-
Shares issued to officers and consultants		-
Inventory write down		53,950
Loss on note issuance		-
Derivative liability (Gain) Loss	13,629	48,453
Finance fees on derivatives	3,209	318,972
Gain (loss) on extinguishment of debt	-	244,712
Changes in operating assets and liabilities:
Changes in Accounts receivable	(12,813)	74,779
Change in accounts receivable on incomplete contracts	(75,308)	(59,207)
Billings in excess of costs on incomplete projects	482,855	(9,725)
Accounts payable and accrued expenses	(56,719)	34,090
Net cash used in operating activities	(66,859)	(664,840)

Cash Flows used in Investing Activities:
Cash paid for land and building	-	(26,400)
Purchase of equipment	(52,435)	(2,213)
Proceeds from investments in long term leases	141	6,376
Increase in lease deposits	5,200	(2,500)
Net cash used in investing activities	(47,094)	(24,737)

Cash Flows from Financing Activities:
Proceeds from sale of common stock net of expenses	495,394	240,368
Proceeds from convertible debenture	(319,154)	290,300
Payments of and conversions of convertible debentures	(84,602)	(94,757)
Proceeds from merchant loans	6,828	260,342
Payments on merchant loans	(65,470)	(151,043)
Proceeds (Payments) on related party notes payable	123,834	63,201
Increase in loans from material lenders	(208,390)	239,852
Change in derivative liability	(97,974)	(202,541)
Proceeds (Payment) on long term debt	181,136	(11,232)
Proceeds from SBA PPE loan payroll	123,999
Net cash provided by financing activities	155,601	634,490
Net increase (decrease) in cash	41,648	(55,087)
Cash, beginning of period	12,620	67,707
Cash, end of period	$54,268	$12,620

Supplemental disclosures of cash flow information:
Cash paid for interest	$37,657	$151,965
Income taxes paid or accrued	-	-
Proceeds from mortgage on Equipment, land and buildings	48,280	300,000
Proceeds from SBA loan 30 years	150,000	-
Proceeds from SBA payroll loan EIDL	123,999	-

Supplemental Disclosure of Non-cash investing and financing activities:
Shares issued or to be issued for services	$14,500	-
Convertible loans for prepaid expenses resulting in non-cash proceeds – Oasis notes	-	276,509
Changes in derivative liabilities charged to operations and cash flow from operations - net	-	612,137

See accompanying notes to the consolidated financial statements.

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

Note 1 – Overview and Description of the Company

ABCO Energy, Inc. was organized on July 29, 2004 and operated until July 1, 2011 as Energy Conservation Technologies, Inc. (ENYC). On July 1, 2011 ENYC entered into a share exchange agreement (SEA) with ABCO Energy, Inc. (“Company”) and acquired all the assets of ABCO. ENYC changed its name to ABCO Energy, Inc. on October 31, 2011. As a result of the SEA, the outstanding shares of ENYC as of June 30, 2011 were restated in a one for twenty three (1 for 23) reverse stock split prior to the exchange to approximately 9% of the post-exchange outstanding common shares of the Company.

On January 13, 2017, the Board of Directors of the Company approved a reverse stock split of its common stock, at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace on January 13, 2017 (the “Effective Date”), whereupon the shares of common stock began trading on a split adjusted basis. As a result of the Reverse Stock Split the number of authorized shares of common stock was reduced to 50,000,000 from 500,000,000 shares. The Company held a Special Meeting of Stockholders in May 2017 which authorized an amendment to the Articles of Incorporation to increase the authorized common share capital to 2,000,000,000 common shares and 100,000,000 preferred shares. Thereafter, on September 27, 2017, by written consent the holders of a majority of the outstanding shares voted to authorize an additional amendment to increase the authorized common shares to 2,000,000,000 shares.

On December 13, 2020, the Board of Directors of the Company approved a reverse stock split of its common stock, at a ratio of 1-for-170 (the “Reverse Stock Split”). The Reverse Stock Split became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace on January 4, 2021 (the “Effective Date”), whereupon the shares of common stock began trading on a split adjusted basis.

On December 23, 2018, the Board of Directors of the Company approved a reverse stock split of its common stock, at a ratio of 1-for 20 (the “Reverse Stock Split”). The Reverse Stock Split became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace on December 23, 2018 (the “Effective Date”), whereupon the shares of common stock began trading on a split adjusted basis.

On November 8, 2018, by written consent the holders of a majority of the outstanding shares voted to authorize an additional amendment to increase the authorized common shares to 5,000,000,000 shares. All share numbers through-out these financial statements and notes thereto have been adjusted to reflect this reverse split.

The Company is in the Photo Voltaic (PV) solar systems industry, the LED and energy efficient commercial lighting business and is an electrical product and services supplier. In 2018 ABCO entered the HVAC business with the acquisition of a small company’s assets and qualifying license. The Company plans to build out a network of operations in major cities in the USA to establish a national base of PV, HVAC, lighting and electrical service operations centers. This combination of services, solar and electric, provides the Company with a solid base in the standard electrical services business and a solid base in the growth markets of solar systems industry.

DESCRIPTION OF PRODUCTS

ABCO sells and installs Solar Photovoltaic electric systems that allow the customer to produce their own power on their residence or business property. These products are installed by our crews and are purchased from both USA and offshore manufacturers. We have available and utilize many suppliers of US manufactured solar products from such companies as Mia Soleil, Canadian Solar, Westinghouse Solar and various Italian, Korean, German and Chinese suppliers. In addition, we purchase from several local and regional distributors whose products are readily available and selected for markets and price. ABCO offers solar leasing and long term financing programs from Service Finance Corporation, Green Sky, AEFC and others that are offered to ABCO customers and other marketing and installation organizations.

ABCO also sells and installs energy efficient lighting products, solar powered street lights and lighting accessories. ABCO contracts directly with manufacturers to purchase its lighting products which are sold to residential and commercial customers.

ABCO has Arizona statewide approval as a registered electrical services and solar products installer and as an air conditioning and refrigeration installer. Our license is ROC 258378 Electrical and ROC 323162 HVAC and we are fully licensed to offer commercial and residential electrical services, HVAC and Solar Electric.

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

ABCO has Three subsidiaries, ABCO Solar, Inc. an Arizona Corporation which provides solar and electric services and products, Alternative Energy Finance Corporation, (AEFC) a Wyoming Company which provides funding for leases of photovoltaic systems, and ABCO Air Conditioning Services, Inc., an Arizona Corporation which sells residential and commercial air conditioning equipment and services in Arizona. In addition, AEFC has two subsidiaries, Alternative Energy Solar Fund, LLC, and Arizona limited liability Company that was formed to invest in solar projects and Alternative Energy Finance Corporation, LLC, an Arizona limited liability company formed so AEFC could do business in Arizona.

ABCO Solar offers solar systems “Operations and Maintenance Services” to residential and commercial customers that have solar systems built by ABCO or other solar installers. Many installers have gone out of business and ABCO’s service enables these customer’s system to continue to operate. ABCO’s service enables customers to maintain their warranties, remove and replace their systems for roof maintenance and to maintain peak efficiency. ABCO now operates and maintains systems in many cities in Arizona and intends to continue to expand this operation and maintenance segment of its business.

Note 2 – Summary of significant accounting policies.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. Intercompany transactions and balances have been eliminated. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We have identified the following to be critical accounting policies whose application have a material impact on our reported results of operations, and which involve a higher degree of complexity, as they require us to make judgments and estimates about matters that are inherently uncertain.

Cash and Cash Equivalents

There are only cash accounts included in our cash equivalents in these statements. For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents. There are no short term cash equivalents reported in these financial statements.

Fixed Assets

Property and equipment are to be stated at cost less accumulated depreciation. Depreciation is recorded on the straight-line basis according to IRS guidelines over the estimated useful lives of the assets, which range from three to ten years. Maintenance and repairs are charged to operations as incurred.

Revenue Recognition

The Company generates revenue from sales of solar products, LED lighting, installation services and leasing fees. During the last two fiscal years, the company had product sales as follows:

Sales Product and Services Description	December 31, 2020		December 31, 2019
Solar PV residential and commercial sales	$938,633	81%	$2,352,794	96%
Air conditioning sales and service	28,800	2%
Energy efficient lighting & other income	193,333	16%	98,759	3%
Interest Income	340	1%	614	1%
Total revenue	$1,161,106	100%	$2,352,167	100%

The Company recognizes product revenue, net of sales discounts, returns and allowances. These statements establish that revenue can be recognized when persuasive evidence of an arrangement exists, delivery has occurred, and all significant contractual obligations have been satisfied, the fee is fixed or determinable, and collection is considered probable.

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

Our revenue recognition is recorded on the percentage of completion method for sales and installation revenue and on the accrual basis for fees and interest income. We recognize and record income when the customer has a legal obligation to pay. All our revenue streams are acknowledged by written contracts for any of the revenue we record. There are no differences between major classes of customers or customized orders. We record discounts, product returns, rebates and other related accounting issues in the normal business manner and experience very small number of adjustments to our written contractual sales. There are no post-delivery obligations because warranties are maintained by our suppliers. Our lease fees are earned by providing services to contractors for financing of solar systems. Normally we will acquire the promissory note (lease) on a leased system that will provide cash flow for up to 20 years. Interest is recorded on the books when earned on amortized leases.

Accounts Receivable and work-in-progress

The Company recognizes revenue upon delivery of product to customers and does not make bill-and-hold sales. Contracts spanning reporting periods are recorded on the percentage of completion method, based on the ratio of total costs to total estimated costs by project, for recognition of revenue and expenses. Accounts receivable includes fully completed and partially completed projects and partially billed statements for completed work and product delivery. The Company records a reserve for bad debts in the amount of 2% of earned accounts receivable. When the Company determines that an account is uncollectible, the account is written off against the reserve and the balance to expense. If the reserve is deemed to be inadequate after annual reviews, the reserve will be increased to an adequate level.

Inventory

The Company records inventory of construction supplies at cost using the first in first out method. After review of the inventory on an annual basis, the Company discounts all obsolete items to fair market value and has established a valuation reserve of 10% of the inventory at total cost to account for obsolescence. As of December 31, 2019 all inventory was written off resulting in balances at December 31, 2020 of $0 and at December 31, 2019 of $0.

Income Taxes

The Company has net operating loss carryforwards as of December 31, 2020 totaling approximately $4,659,812 net of accrued derivative liabilities and stock-based compensation, which are assumed to be non-tax events. A deferred 21% tax benefit of approximately $978,561 has been offset by a valuation allowance of the same amount as its realization is not assured. The full realization of the tax benefit associated with the carry-forward depends predominately upon the Company’s ability to generate taxable income during future periods, which is not assured.

The Company files in the US only and is not subject to taxation in any foreign country. There are three open years for which the Internal Revenue Service can examine our tax returns so 2017, 2018 and 2019 are still open years and 2020 will replace 2017 when the tax return is filed.

Fair Values of Financial Instruments

ASC 825 requires the Corporation to disclose estimated fair value for its financial instruments. Fair value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable are reported at cost but approximate fair value because of the short maturity of those instruments. The Company evaluates derivatives based on level 3 indicators.

ASC 825 requires the Corporation to disclose estimated fair value for its financial instruments. Fair value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable are reported at cost but approximate fair value because of the short maturity of those instruments.

The Company measures assets and liabilities at fair value based on expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale date of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

The following are the hierarchical levels of inputs to measure fair value:

Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses, approximate their fair values because of the current nature of these instruments. Debt approximates fair value based on interest rates available for similar financial arrangements. Derivative liabilities which have been bifurcated from host convertible debt agreements are presented at fair value. See note 11 for complete derivative and convertible debt disclosure.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as convertible features in convertible debts or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the binomial option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments, such as warrants, are also valued using the binomial option-pricing model.

Stock-Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Effects of Recently Issued Accounting Pronouncements

The Company has reviewed all recently issued accounting pronouncements and have determined the following have an effect on our financial statements:

Stock-Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 505 and ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. For employees, the Company recognizes compensation expense for share-based awards based on the estimated fair value of the award on the date of grant and the probable attainment of a specified performance condition or over a service period.

Per Share Computations

Basic net earnings per share are computed using the weighted-average number of common shares outstanding. Diluted earnings per share is computed by dividing net income by the weighted-average number of common shares and the dilutive potential common shares outstanding during the period. All shares were considered anti-dilutive at December 31, 2020 and 2019. Potentially dilutive share issues are: 1) all unissued common shares sold, 2) all convertible debentures have a possibility of a large number of shares being issued and would result in a larger number of shares issued if the price remains low, 3) the preferred stock of the company held by insiders is convertible into common shares and the preferred stock is voted on a 20 to 1 basis, 4) all options issued. All of the above are potential dilutive items.

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and marketing. The Company incurred a net loss of $(524,759), the net cash flow used in operations was $(66,859) and its accumulated net losses from inception through the period ended December 31, 2020 is $(7,086,267), which raises substantial doubt about the Company’s ability to continue as a going concern. In addition, the Company’s development activities since inception have been financially sustained through capital contributions from shareholders.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might result from this uncertainty.

Note 4 – Accounts Receivable

Accounts receivable as of December 31, 2020 and 2019, consists of the following:

Description	December 31, 2020	December 31, 2019
Accounts receivable on completed contracts	$43,221	$30,408
Costs and estimated earnings on contracts in progress	319,001	243,693
Total	$362,222	$274,101

Costs and Estimated Earnings on projects are recognized on the percentage of completion method for work performed on contracts in progress at December 31, 2020 and December 31, 2019.

The Company records contracts for future payments based on contractual agreements entered into at the inception of construction contracts. Amounts are payable from customers based on milestones established in each contract. Larger contracts are billed and recorded in advance and unearned profits are netted against the billed amounts such that accounts receivable reflect current amounts due from customers on completed projects and amounts earned on projects in process are reflected in the balance sheet as costs and estimated earnings in excess of billings on contracts in progress. Excess billings on contracts in process are recorded as liabilities and were $558,907 at December 31, 2020 and $76,052 at December 31, 2019.

Note 5 – Inventory

Inventory of construction supplies not yet charged to specific projects was $0.00 at December 31, 2020, and $ 0 as of December 31, 2019. The Company values items of inventory at the lower of cost or net realizable value and uses the first in first out method to charge costs to jobs. The Company wrote off all of its inventory during 2018.

Note 6 – Security deposits and Long Term Commitments

During October 2020, the Company moved into its own building that was purchased in December 2019 and abandoned the Wilmot Avenue rental space. It now occupies 4,800 square foot of office and warehouse space and one-half acre of land. There are no security deposits.

Note 7 – Investment in long term leases

Long term leases recorded on the consolidated financial statements were $3,995 at December 31, 2020 and $4,136 at December 31, 2019 respectively. During the year ended December 31, 2020 one of the leases owned by AEFC was paid in full by the customer.

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

Note 8 – Fixed Assets

The Company has acquired all its office and field work equipment with cash payments and financial institution loans. The total fixed assets consist of land and building, vehicles, office furniture, tools and various equipment items and the totals are as follows:

	December 31,	December 31,
Asset	2020	2019
Land and Building	$326,400	$326,400
Equipment	173,991	121,556
Accumulated depreciation	(106,504)	(93,018)
Fixed Assets, net of accumulated depreciation	$393,887	$354,938

Depreciation expenses for the years ended December 31, 2020 and 2019 was $13,486 and $10,213 respectively.

On December 31, 2019 the Company purchased a building at 2505 N Alvernon consisting of 4,800 SF building and approximately ½ acre of land. The property was financed by a $25,000 loan from Green Capital (GCSG) and a mortgage from the seller for the $300,000 balance. The purchase price was $325,000 plus closing costs of $1,400.

Note 9 – Notes Payable to Officers

Notes payable as of December 31, 2020 and December 31, 2019 consists of the following:

Description	December 31, 2020	December 31, 2019
Notes payable – Director bearing interest at 12% per annum, unsecured, demand notes.	$60,000	$60,000
Note payable – President bearing interest at 12% per annum, unsecured, demand note.	251,340	127,506
Total	$311,340	$187,506

The first note in the amount of $60,000 provides for interest at 12% per annum and is unsecured. This note resulted in an interest charge of $43,263 accrued and unpaid at December 31, 2020 and $36,061 at December 31, 2019.

The second note has a current balance of $251,340 as of December 31, 2020. The note is an unsecured demand note and bears interest at 12% per annum. This note resulted in an interest charge of $53,117 accrued and unpaid at December 31, 2020 and $28,555 at December 31, 2019. The Note was converted to a secured note on April 1, 2021 covering all assets of the Company. See Note 16 below.

The combined total funds due to Officers and related parties totaled $407,720 with principal and interest at December 31, 2020.

Note 10 – Short Term Notes Payable

Description	December 31, 2020	December 31, 2019
Bill’d Exchange, LLC, an equipment capital lender, initial financing August 2, 2019, finances equipment for commercial contracted customers in varying amounts	$31,462	$239,852
Merchant loan – Knight Capital Funding, LLC	33,694	61,747
Merchant loan – Pearl lending	51,750	65,664
Merchant loan – Green Capital	11,748	35,250
Private money loan from Perfectly Green Corporation	33,754	33,754
Private money loan from prior officer of ABCO	61,052
SBA loan for Payroll - forgiven	123,999
Total	$347,459	$436,267

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

Bill’d Exchange, LLC, a customer equipment capital lender, made their initial financing on August 2, 2019. They finance equipment for commercial contracted customers in varying amounts. These loans bear interest at varying rates and are paid weekly for the amount of interest due on the account at each date. Each loan is secured by the accounts receivable from the customer and by personal guarantee of an affiliated officer of ABCO Solar, Inc. On March 2, 2021 the Company made an agreement to pay $20,000 to settle this note in 5 payment of $4,000.

On January 30, 2019 the Company borrowed $153,092 including principal and interest from Knight Capital Funding, LLC, and [“KCF”] bearing interest at 23% per annum, unsecured. This loan was refinanced on August 10, 2019 and replaced with a new loan of $144,900 from KCF. The balance and accrued interest at December 31, 2019 was $61,747. On February 18, 2020 ABCO defaulted on this loan due to the reduction in business from Covid-19. On March 29, 2021 the Company made a settlement payment on this note for $22,000.

On December 6, 2019 the Company borrowed $52,174 from Pearl Delta Funding that contained a repayment in the amount of $72,000 in 160 payments of $450. This unsecured note bears interest at the imputed rate of approximately 36% per annum. The unpaid balance of principle and interest at December 31, 2019 was $65,664. On February 18, 2020 ABCO defaulted on this loan due to the reduction in business from Covid-19 when the balance of the note was $51,750. On March 29, 2021 the company made a settlement payment in the amount of $36,998.

On December 31, 2019 ABCO borrowed $25,000 from Green Capital Funding, LLC. The proceeds from this loan were used to acquire the real estate purchased on the date of the loan. This unsecured loan bears interest at approximately 36% and has a repayment obligation in the amount of $35,250 in 76 payments. The unpaid balance of principle and interest at December 31, 2020 was $11,748 after several months of daily payment and a default on February 18, 2020 due to the reduction in business from Covid-19. As of the date of filing this report, no arrangements for resuming payments had been accomplished however the Company has been paying $1,000 per month for several months. As of December 31, 2020, the Company has reduced the balance to $11,748.

On January 22, 2018 the Company borrowed $60,000 from Perfectly Green Corporation, a Texas corporation. The Company has paid $26,246 leaving a balance of $33,754 at September 30, 2020 and December 31, 2019. The note bears interest at 3% per annum and is payable upon demand after 60 days’ notice which can be requested at any time after May 31, 2018.

Mr. Charles O’Dowd, former President and Director of ABCO Energy resigned from all positions with the Company on October 7, 2019. Prior to his resignation, Mr. O’Dowd had loaned the Company $61,052 at the time, and he currently holds a promissory note that is unsecured that also has unpaid interest accrual at 12-31-20 in the amount of $34,694. The note bears interest at the rate of 12% per annum. Mr. O’Dowd has filed legal action against the company for collection of the amounts due for principal and interest but has not completed the judgement he sought and has received no payments.

The Company was able to borrow $123,999 from Bank of America and the SBA guaranteed the loan under the EIDL program because of Covid-19 pandemic. This loan was forgiven in March of 2021 and the Company has no further obligation to the SBA or the Bank of America under this note.

Note 11 – Convertible debentures -net of discounts

During the year ended December 31, 2020, the Company funded operations with borrowing on new convertible promissory notes. This table presents the positions on the notes as of December 31, 2020.

Holder	Date of Loan	Loan amount	OID and discounts and fees	Interest rate	Balance December 31, 2019	Balance December 31, 2020
Power Up Lending Group Ltd	5-13-19	$96,300	$13,300	8%	$4,300	$0
Power Up Lending Group Ltd	8-14-19	68,000	13,000	8%	68,000	0
Power Up Lending Group Ltd	9-11-19	76,000	13,000	8%	76,000	0
Crown Bridge Tranche 1	8-8-19	50,000	5,000	8%	50,000	0
Oasis Capital	9-1-18	150,000	124,671		274,671	153,817
Totals and balances at 12-31-20		$442,300	$164,471		$472,971	$153,817

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

The Financial Accounting Standard ASC 815 Accounting for Derivative Instruments and Hedging Activities require that instruments with embedded derivative features be valued at their market values. The Black Scholes model was used to value the derivative liability for the fiscal year ending December 31, 2020 and December 31, 2019. The initial valuation of the derivative liability on the non-converted common shares totaled $0 at December 31, 2020. This value includes the fair value of the shares that may be issued according to the contracts of the holders and valued according to our common share price at the time of acquisition.

The Company issued to Power Up Lending Group, Inc. a $96,300 Convertible Promissory Note dated May 13, 2019 which contains an original issue discount of $10,000 (OID) and expenses of $3,300 [“Note”]. The Note is convertible into Company common stock beginning six months after the date of the Note with a stated discount rate of 19% as set forth in the Note. There is no trigger of derivative liability from conversion features until six months after initial borrowing date. Without the OID, the effective discount would have been 35%. The net proceeds from this Note were used for working capital. $92,000 of this note was converted in 2019 and 2020. The balance of $4,300 was converted during the year ended December 31, 2020.

The Company issued to Power Up a $68,000 Convertible Promissory Note dated August 14, 2019 [“Note”] which contains an original issue discount of $10,000.00 (OID) and expenses of $3,000.00 [“Note”]. The Note is convertible into Company common stock beginning six months after the date of the Note with an effective discount rate of approximately 19% upon conversion. There is no trigger of derivative liability from conversion features until six months after initial borrowing date. Without the OID, the effective discount rate would be 35% as set forth in the Note. The net proceeds from the Note, was used for working capital. $68,000 of this note was converted during the year ended December 31, 2020.

The Company issued to Power Up a $76,000 Convertible Promissory Note dated September 11, 2019 [“Note”] which contains an original issue discount of $10,000.00 (OID) and expenses of $3,000.00 [“Note”]. The Note is convertible into Company common stock beginning six months after the date of the Note with an effective discount rate of approximately 19 % upon conversion. There is no trigger of derivative liability from conversion features until six months after initial borrowing date. Without the OID, the effective discount rate would be 35% as set forth in the Note. The net proceeds from the Note, was used for working capital. $18,550 of this note was fully converted during the year ended December 31, 2020.

On August 8, 2019 the Company issued to Crown Bridge Partners, LLC a Convertible Promissory Note which contained an original issue discount of $15,000 and expenses of $6,000 [“Note”]. ABCO has borrowed the first tranche of $50,000 and paid the expenses of $5,000 of this agreement. The note was divided into 3 tranches with the 1st being executed on August 8, 2019 and the remaining 2 tranches to be issued at the Company’s discretion. The note was convertible into Company common stock beginning six months after the date of the effective date of each tranche with a stated discount rate of 36%. There is no trigger of derivative liability from conversion features until six months after initial borrowing date. At the time of the Buyer’s funding of each tranche under the Note, the Company shall issue to Buyer as a commitment fee, a common stock purchase warrant to purchase an amount of shares of its common stock equal to 150% of the face value of each respective tranche divided by $0.05 (for illustrative purposes, the First Tranche face value is equal to $50,000, which resulted in the issuance of a warrant to purchase 1,500,000 shares of the Company’s common stock) pursuant to the terms provided therein (all warrants issuable hereunder, including now and in the future, shall be referred to, in the aggregate, as the “Warrant”) (all warrants issuable hereunder shall be in the same form as the Warrant issued in connection with the First Tranche). The net proceeds from this Note were used for working capital. A conversion feature is associated with this note and prorated from August 8, 2019 to September 30, 2019 in the amount of $4,314. Management does not intend to exercise the last two options to borrow on this note. $23,540 of this note was converted during the year ended December 31, 2020.

As of February 16, 2019, the Company issued to Power Up, a $55,000.00 of shares of the Series C Preferred Stock agreement (Note) net of an original issue discount of $10,000.00 (OID) and expenses of $3,000.00 [“Note”]. The Note was convertible into Company common stock beginning six months after the Effective Date with an effective discount rate of approximately 20%. The OID on this issue that is paid out of proceeds allows a lower purchase price if the Company purchases this liability. The Company redeemed this note for $106,145 before Power up converted it to common stock, so no dilution took place.

As of March 19, 2019, the Company issued to Power Up, a $55,000.00 of shares of the Series C Preferred Stock agreement net of an original issue discount of $10,000.00 (OID) and expenses of $3,000.00 [“Note”]. The Note is convertible into Company common stock beginning six months after the Effective Date with an effective discount rate of approximately 20%. The OID on this issue that is paid out of proceeds allows a lower purchase price if the Company purchases this liability.

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

As of September 1, 2018, the Company entered into an Equity Purchase Agreement with Oasis Capital, LLC, a Puerto Rico limited liability company (“Investor”) pursuant to which Investor agreed to purchase up to $5,000,000 of the Company’s common stock at a price equal to 85% of the market price at the time of purchase (“Put Shares”). The Company agreed to file a new registration statement to register for resale the Put Shares. The Registration Statement must be effective with the SEC before Investor is obligated to purchase any Put Shares. In addition, the Company [i] issued to Investor a one year $150,000 note which is convertible at a fixed price of $.01 per share as a commitment fee for its purchase of Put Shares and [ii] delivered to Investor a Registration Rights Agreement pursuant to which the Company agreed to register all Put Shares acquired under the Equity Purchase Agreement. During 2020, Investor converted $59,692 of principal of the Note and received 930,165,889 shares of common stock. At December 31, 2020, the Note balance was $211,883. The penalties and interest accruals on this note was $274,671 and was written off to expense in 2019. The liability for this note was not recorded in 2018 because the note had not yet matured.

As of January 21, 2020 (“Effective Date”), the Company issued to Oasis a $208,000 Promissory Note, net of a prorated original issue discount of $16,000 (“1/21/20 Note”). The Company received $34,000 (“First Tranche”) with four additional Tranches through December 31, 2020 totaling $85,000. There were three Tranches for the period of January 1, 2021 to February 19, 2020, totaling $70,000. Each Tranche matures nine months from the effective date of each such payment. The Company issued Warrants with each Tranche totaling [2,100,000] shares. Each Warrant expires five years from the date of issuance and is exercisable at a conversion price of 120% of the closing price on the trading day prior to the funding date of the respective Tranche. The Company also agreed to issue to Oasis 5,000,000 shares of common stock as an incentive/commitment fee in connection with the transactions. The Company valued these shares at $14,500. The 1/21/20 Note is convertible into common stock at a 35% discount to market. The balance of the Note at December 31, 2020, $137,350, including all penalties and interest.

The January 21, 2020 Note was amended on February 18, 2021 to increase the principle to $222,130.62, of which, $13,000.00 went to principal and $1,130.62 as an original issue discount.

Note 12 – Fair Value Measurements

The Company complies with the provisions of FASB ASC No. 820, Fair Value Measurements and Disclosures (“ASC 820”), in measuring fair value and in disclosing fair value measurements at the measurement date. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements required under other accounting pronouncements. FASB ASC No. 820-10-35, Fair Value Measurements and Disclosures- Subsequent Measurement (“ASC 820-10-35”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10-35-3 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Assumptions include the risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model.

The following table shows the change in the fair value of the derivative liabilities on all outstanding convertible debt at December 31, 2020 and at December 31, 2019:

Description	December 31, 2020	December 31, 2019
Purchase price of the convertible debenture - net of discount	$0		$442,300
Valuation reduction during the period	-		(344,326)
Balance of derivative liability net of discount on the notes (See Consolidated Balance sheet liabilities)	$0		$97,974

Derivative calculations and presentations on the Statement of Operations
Loss on note issuance	$-		$-
Change in Derivative (Gain) Loss	(13,629)		(48,453)
Derivative Finance fees	(3,209)		(318,972)
Gain (loss) on extinguishment of debt	-		(244,712)
Derivative expense charged to operations in 2020 and 2019 (See Consolidated Statement of Operations)	$(16,838)	$	(612,137)

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

Note 13 – Long term debt

Holder	Date issued	Interest rate	Amount due December 31, 2020	Amount due December 31, 2019
Real Estate Note Allen-Neisen Family trust – Et. Al.	12-31-19	5.00%	$290,271	$300,000
US Treasury SBA guaranteed loan	7-21-20	3.75%	150,000	-
Ascentium Capital	10-1-18	13.00%	6,998	11,192
Fredrick Donze	9-2-18	6.00%	2,274	4,043
Charles O’Dowd (officer)	8-9-18	6.00%	2,560	3,625
GMAC Chev truck		5.99%	23,574	-
Mechanics bank – Chev Truck		8.99%	24,318	-
Total long-term debt			499,995	318,860
Less Current portion			27,702	18,860
Total long-term debt			$472,293	$300,000

On December 31, 2019 ABCO completed negotiations, financial arrangements and closed on the purchase of a 4,800 square foot office and warehouse building located on one/half acre of paved land on one of Tucson’s busiest streets. This property will be more than adequate to house both the Solar business and our HVAC expansion. The land and outbuildings will accommodate all of our equipment. The property acquisition was priced at $325,000 the company paid $25,000 down payment and the seller financed $300,000 mortgage based on a twenty-year amortization and a 5% interest rate with a balloon payment at the end of five (5) years. The monthly payment is $1,980.

On May 3, 2020, Company entered into a promissory note evidencing an unsecured loan in the amount of $123,999.00 made to the Company under the Paycheck Protection Program (the “Loan”). The Paycheck Protection Program (or “PPP”) was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), and is administered by the U.S. Small Business Administration. The Loan to the Company is being made through Bank of America, N.A., a national banking association (the “Lender”). The interest rate on the Loan will not exceed 1.00%. The promissory note evidencing the Loan contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or Lender, or breaching the terms of the Loan documents. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. No assurance is provided that the Company will obtain forgiveness of the Loan in whole or in part. If the SBA does not confirm forgiveness of the Loan or only partly confirms forgiveness of the Loan, including principal and interest (“Loan Balance”); then, in either such case, the Lender will establish the terms of repayment of the Loan Balance via a separate letter to the Company, containing the amount of each monthly payment, the interest rate, etc. On March 9, 2021, the SBA and Bank of America notified the Company that the entire balance of this note has been forgiven by the Government.

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

On July 21, 2020 the Company received an SBA loan from Bank of America in the amount of $150,000 that is guaranteed by the US Treasury Department. Installment payments, including principal and interest, of $731.00 monthly, will begin Twelve (12) months from the date of the promissory Note. The balance of principal and interest will be payable Thirty (30) years from the date of the promissory Note. Interest will accrue at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date(s) of each advance. Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal. For loan amounts of greater than $25,000, Borrower hereby grants to SBA, the secured party hereunder, a continuing security interest in and to any and all “Collateral” as described herein to secure payment and performance of all debts, liabilities and obligations of Borrower to SBA hereunder without limitation, including but not limited to all interest, other fees and expenses (all hereinafter called “Obligations”). The Collateral includes the following property that Borrower now owns or shall acquire or create immediately upon the acquisition or creation thereof: all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest Borrower grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto. During the year ended December 31, 2020 the Company recorded $2,812 in unpaid interest on this loan.

ABCO acquired the assets of Dr. Fred Air Conditioning services on September 2, 2018 for the total price of $22,000. The allocation of the purchase price was to truck and equipment at $15,000 and the balance was allocated to inventory and the license for period of five or more years. The truck and equipment were financed by Ascentium Capital. The payments on the Ascentium capital note are $435 and the payments on the Donze note are $212 each per month

The Company purchased an automobile from its then President, Charles O’Dowd, with a promissory note in the amount of $6,575 dated August 9, 2018 and the note bears interest at 6% per annum for the three-year payment plan. Mr. O’Dowd is no longer an officer or employee of the Company. The balance at December 31, 2020 was $2,560.

Note 14 – Stockholder’s Deficit

Common Stock

During the year ended December 31, 2019 the Company sold 4,740,000 shares of restricted common shares in Regulation S offerings to non-US investors. The total proceeds from the offering was $160,305. Commission and expense reimbursements totaled $80,049. The Company recorded net proceeds totaling $80,256. No sales were made for the year ended December 31, 2020.

In addition, debenture holders converted debt into 14,816,208 shares which were issued upon conversion of $434,458 of the notes referred to in Note 10 above for the year ended December 31, 2020.

During the year ended December 31, 2020 the following shares were converted from debt.

Capital Company	Shares converted	Dollars converted
Crown Bridge Partners	2,300,000	$46,540
Power Up	1,633,968	57,450
Oasis Capital	5,173,328	125,775
Total	9,107,296	$229,765

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

Preferred Stock

On September 15, 2017 and on September 15, 2018, the Board of Directors authorized on each such date the issuance of 15,000,000 preferred shares for an aggregate of 30,000,000 shares of Class B Convertible Preferred Stock [“Series B”] to both Directors of the Company and to two Consultants, of which, David Shorey, President of the Company, is the beneficial owner thereof, a total of 30,000,000 shares of Series B. The Company assigned a value of $15,000 for the shares for 2017 and 2018. Of the Series B, 12,000,000 shares were issued to Charles O’Dowd and 2,000,000 to Wayne Marx, the Directors. Each Consultant received 8,000,000 shares. See the Company’s Schedule 14C filed with the Commission on September 28, 2018. Upon his resignation, Mr. O’ Dowd’s shares were cancelled and reissued to two Consultants. These shares have no market pricing and management assigned an aggregate value of $30,000 to the stock issued based on the par value of $0.001. The 30,000,000 shares of Preferred Stock, each has 200 votes for each Preferred share held by of record. The holders of the Preferred are also entitled to an additional 8,823,930 common shares upon conversion of the Preferred Stock. As a result of owning of these shares of Common and Preferred Stock, the Control Shareholders will have voting control the Company.

Earnings (loss) per share calculation

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period

The computation of basic and diluted loss per share at December 31, 2020 excludes the common stock equivalents from convertible debt of the following potentially dilutive securities because their inclusion would be anti-dilutive, and the share issue number is not calculable until conversion takes place.

Stock subscriptions executed under an earlier offering included a provision whereby ABCO agrees to pay a dividend (defined as interest) of from 6% to 12% of the total amount invested for a period of one year from receipt of the invested funds. This dividend (defined as interest) is allocated between the broker and the investor with amounts paid to the broker treated as a cost of the offering and netted against additional paid in capital and amounts paid to the investor treated as interest expense. Total amounts paid or accrued under this agreement and charged to additional paid-in capital for the years ended December 31, 2020 and 2019, amounted to $0 and $0, respectively. Total amounts paid under this agreement and charged to interest expense for the years ended December 31, 2020 and 2019, amounted to $0 and $0, respectively. The accrued balance due on this obligation to shareholders totals $49,290 at December 31, 2020 and 2019.

ABCO has evaluated these agreements under ASC 480-10: Certain Financial Instruments with Characteristics of Both Liabilities and Equity and determined that the capital contributions made under these subscription agreement more closely resemble equity than liabilities as they can only be settled through the issuance of shares and although they have a stated cost associated with them which accrues in the same manner as interest, the cost is only incurred in the first twelve months after placement as is more closely associated with a cost of raising funds than interest expense.

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

Note 15 – Equity Awards

The following table sets forth information on outstanding option and stock awards held by the named executive officers of the Company at December 31, 2020 and December 31, 2019, including the number of shares underlying both exercisable and un-exercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option. See Note to Notes to Consolidated Financial Statements.

Outstanding Equity Awards After Fiscal Year-End (1)
Name	Number of securities underlying unexercised options exercisable (1)		Number of securities underlying unexercised options un-exercisable (2)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Charles O’Dowd	1,852	(3)	0	$.001	01/01/2017	01/01/2021
Wayne Marx	1,852		0	$.001	01/01/2017	01/01/2021
Mikael Mildebrandt	3,704	(4)(5)	8	$.001	11/01/2019	11/01/2023
Adrian Balinski	3,704	(4)(5)	8	$.001	11/01/2019	11/01/2023

(1)	7,408 shares were issued for Equity Awards during the year ended December 31, 2020.

(2)	All options vest 20% per year beginning on the first anniversary of their grant date.
(3)	This option was terminated when Mr. O’Dowd resigned from the Company in October 2019.
(4)	Messrs. Mildebrandt and Balinski were each awarded 3,704 shares of restricted common stock as of October 31, 2020, for being officers and directors of the Company.
(5)	Messers. Mildebrandt and Balinski have resigned as officers and directors.

An aggregate of 12,471 stock awards are outstanding under the Equity Incentive Plan (“EIP”) as of December 31, 2020. An aggregate of 5,000,000 stock awards were issued in 2021, of which, 3,500,000 were held by Consultants controlled by Mr. Shorey, 500,000 were held by Mr. Marx and 1,000,000 which are held by an unrelated consultant.

Note 16 – Subsequent Events

In March and April 2021, Oasis Capital, LLC (“Oasis”), converted an aggregate of $77,617 of principal of the August 6, 2018 Note into an aggregate of 4,215,974 share. At April 9, 2021, the principal amount of the Note was $148,043.

From January12, 2021 through March 18, 2021, Oasis converted an aggregate of $76,224 of principal of the January 20, 2020 convertible note and received 6,319,930 shares. The remaining balance on this Note was $289,590 after these conversions.

On March 29, 2021, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Securities Purchase Agreement dated March 29, 2021 (the “Agreement”) with Power Up Lending Group Ltd. (“PowerUp”), in connection with the issuance of: (i) a promissory note of the Corporation, in the form attached hereto as Exhibit A, in the aggregate principal amount of $80,000.00 (including $7,500.00 of Original Issue Discount) (the “Note”), (ii) Three Hundred Seventy Three Thousand Three Hundred Thirty Three (373,333) restricted common shares of the Corporation (“Commitment Shares”) to be delivered to PowerUp in book entry with the Corporation’s transfer agent prior to the Closing Date, (iii) Seventy Hundred Forty Six Thousand Six Hundred Sixty Seven (746,667) restricted common shares of the Corporation (“Security Shares” and together with the Note and the Commitment Shares, collectively, the “Securities”) to be delivered to PowerUp in book entry with the Corporation’s transfer agent prior to the Closing Date; and in connection therewith to enter into an irrevocable letter agreement with VStock Transfer LLC, the Corporation’s transfer agent, with respect to the reserve of shares of common stock of the Corporation to be issued upon any conversion of the Note (only upon default); the issuance of such shares of common stock in connection with a conversion of the Note (the “Letter Agreement”). The proceeds of this note was specifically slated for payment of the settlement of the Knight Capital Merchant Loan for $22,000 and the final payment of the Pearl Capital merchant note for $36,998. These discounted payoffs of these notes saved the company $26,446 plus future interest.

ABCO ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND

DECEMBER 31, 2019

The shareholders on January 11, 2021, authorized an increase in the Authorized Common Shares to 2,000,000,000 from 29,411,765. Our board of directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes. Our board of directors believes that having such additional authorized shares of common stock available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting unless such approval is expressly required by applicable law. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the overall value of the Company to its shareholders.

Effective March 3, 2021, the Company issued an aggregate of 5,000,000 restricted common shares for services rendered, of which 500,000 were awarded to Wayne Marx, an officer and Director, 3, 5000,000 shares to an LLC controlled by David Shorey, President, CEO and CFO, and 1,000,000 shares to an outside consultant.

On February 24, 2021, the Company executed an promissory note evidencing and unsecured loan (“Loan”) for $128,232 under the Paycheck Protection Plan (“PPP”) , The terms of the Loan are almost identical to those relating to the PPP loan received by the Company in May 2020 in the amount of $123,999 which is described above in Note 13 on page 29 (“Old Loan Terms’).This new Loan is forgivable but no assurance can be given that the Company will receive forgiveness of this Loan. See the Old Loan Provisions above in Note 13. The Loan is from the Bank of America and is guaranteed by the SBA under the PPP program resulting from the COVID-19 pandemic.

On April 1, 2021, the promissory note payable to the President in the amount of $311,896 was converted into a secured note covering all assets of the Company. The Note bears interest at the rate 12% per annum and is due on demand. Financing statement s is expected to be filed in Pima County, AZ and in Las Vegas County, NV covering the assets which are securing this Note. See Exhibit 99.2 for a form of the Note.

ABCO ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2021 (Unaudited)	December 31, 2020 Audited
ASSETS
Current Assets
Cash	$3,532	$54,268
Accounts receivable on completed projects	40,018	43,221
Costs and estimated earnings on contracts in progress	232,423	319,001
Total Current Assets	275,973	416,490

Fixed assets – net of accumulated depreciation	374,967	393,887
Investment in long-term leases	3,759	3,995
Total Assets	$654,699	$814,372

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$608,581	$526,981
Short term notes payable	155,979	347,459
Excess billing on contracts in progress	229,713	558,907
Notes payable to related parties	285,816	311,340
Debentures payable	205,193	153,817
Current portion of long-term debt	41,896	27,702
Total Current Liabilities	1,527,178	1,926,206

Long term debt, net of current portion	505,176	472,293
Total Liabilities	2,032,354	2,398,499

Stockholders’ Deficit:
Preferred stock, 100,000,000 shares authorized, $0.001 par value, and 27,800,000 shares issued and outstanding at September 30, 2021 and 30,000,000 at December 31, 2020	27,800	30,000
Common stock 2,000,000,000 shares authorized $0.001 value, and 70,462,489 outstanding at September 30, 2021 and 15,702,037 outstanding at December 31, 2020, respectively.	70,462	15,702
Additional paid-in capital	5,819,645	5,456,438
Accumulated deficit	(7,295,562)	(7,086,267)
Total Stockholders’ Deficit	(1,377,655)	(1,584,127)
Total Liabilities and Stockholders’ Deficit	$654,699	$814,372

See accompanying notes to the unaudited consolidated financial statements.

ABCO ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 30, 2021	Sept. 30, 2020	Sept. 30, 2021	Sept. 30, 2020

Revenues	$229,829	$246,102	$998,228	$768,133

Cost of Sales	165,734	281,419	619,173	715,739

Gross Profit	64,095	(35,317)	379,055	52,394

Operating Expenses:
Payroll	48,327	39,730	157,457	151,341
Share based compensation	21,300	-	157,621	14,500
Consulting expense	-	25,019	36,000	45,028
Corporate expense	14,533	13,998	38,653	32,449
Insurance	22,429	40,429	38,693	60,239
Professional fees	-	45,273	34,600	92,564
Rent	6,040	8,311	6,040	25,536
Other selling and administrative expenses	95,551	17,099	228,527	233,612
Total operating expense	208,180	189,859	697,591	655,269

Net income (Loss) from operations	(144,085)	(225,176)	(318,536)	(602,875)

Other Income (Expenses)
Interest on notes payable	(16,027)	(20,975)	(47,183)	(37,657)
Loss on note issuance derivatives	-	(25,836)	-	-
Change in Derivative Gain (Loss)	-	(157,575)	-	(157,575)
Derivative amortization - interest expense	-	1,605	(49,623)	(1,055)
Gain (Loss) on extinguishment of debt	-	-	206,047	-
Total other income (expenses)	(16,027)	(202,781)	109,241	(196,287)

Net income (loss)	$(160,112)	$(427,957)	$(209,295)	$(799,162)

Net income (loss) Per Share (Basic and Fully Diluted)	$(.01)	$(.01)	$(.01)	$(.08)

Weighted average number of common shares used in the calculation	43,082,263	175,754	55,684,597	221,232

See accompanying notes to the consolidated financial statements.

ABCO ENERGY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

(UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Common Stock
	Shares	Amount	Preferred Stock	Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at January 1, 2021	15,702,037	$15,702	$30,000	$5,456,438	$(7,086,267)	$(1,584,127)
Common shares issued for conversion of convertible debenture notes - net of expenses	1,747,753	1,748	-	33,906	-	35,654
Common Shares issued for warrants net of expenses	6,319,930	6,320	-	53,404	-	59,724
Restricted shares issued for insider compensation	5,000,000	5,000	-	55,000	-	60,000
Rounding from transfer agent for reverse split	111,410	111	-	(111)	-	-
Shares issued for note payments	5,360,536	5,360	-	67,330	-	72,690
Shares issued for warrants	5,545,039	5,545	-	39,231	-	44,776
Shares issued for reserve and commitment fees on debt issue	1,120,000	1,120	-	66,080	-	67,200
Net loss for the six months ended June 30, 2021	-	-	-	-	(49,183)	(49,183)
Balance at June 30, 2021	40,906,705	$40,906	$30,000	$5,771,278	$(7,135,450)	$(1,293,266)
Shares issued to insiders	22,000,000	22,000	(2,200)	-		19,800
Conversions of debt for note payments	4,773,733	4,774	-	20,649		25,423
Conversions of debt for note payments - Other	1,282,051	1,282		23,718		25,000
Shares issued to insiders and consultants	1,500,000	1,500		4,000		5,500

Net loss for the three months ended September 30, 2021					(160,112)	(160,112)
Balances at September 30, 2021	70,462,489	70,462	27,800	5,819,645	(7,295,562)	$(1,377,655)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

	Common Stock
	Shares	Amount	Preferred Stock	Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at January 1, 2020	885,829	$886	$30,000	$5,036,798	$(6,561,509)	$(1,493,825)
Common shares issued for conversion of convertible debenture notes - net of expenses	2,675,531	2,676	-	87,945	-	90,621
Restricted Shares issued for insider compensation	29,412	29	-	14,471	-	14,500
Common shares issued for conversion of convertible debenture notes – net of expenses	2,553,553	2553		43,507		46,060
Derivative changes to paid in capital				55,741		55,741

Net loss for the six months ended June 30, 2020					(371,205)	(371,205)
Balance at June 30, 2020	6,144,325	6,144	30,000	5,238,462	(6,932,714)	(1,658,108)
Shares issued for compensation	5,000,000	5,000	-	9,500		14,500
Net (loss) for the three months ended September 30, 2020	-	-	-	-	(799,162)	(799,162)
Balance at September 30, 2020	8,947,703	$8,948	$30,000	$5,247,962	$(7,360,670)	$(2,073,760)

See accompanying notes to the unaudited consolidated financial statements.

ABCO ENERGY, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021, AND 2020

(UNAUDITED)

	Sept. 30, 2021	Sept. 30, 2020
Cash Flows from Operating Activities:
Net income (loss)	$(209,295)	$(799,162)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	16,841	6,593
Change in derivative liability		45,972
Shares issued to officers and consultants for services	(157,621)	14,500
Gain on extinguishment of debt	206,047	-
Finance fees on derivatives	(49,623)	1,055
Changes in operating assets and liabilities
Changes in Accounts receivable	89,781	432,391
Change in amortizable OID	(20,873)	57,348
Billings in excess of costs on incomplete projects	(329,194)	118,349
Accounts payable and accrued expenses	81,600	6,861
Net cash used in operating activities	(372,337)	(116,093)

Cash flows from investing activities
Change in security deposits	2,079	2,500
Sales of equipment		(12,770)
Proceeds from investments in long term leases	236	141
Net cash provided by (used for) investing activities	2,315	(10,129)

Cash Flows from Financing Activities:
Proceeds from sale of common stock – net of expenses	396,861	237,912
Proceeds from convertible notes and conversions	72,249	(73,058)
Proceeds from financial institution loans	20,103	(142,071)
Payments on short term debt	(191,480)	-
Proceeds (payments) on related party notes payable	(25,524)	74,700
Increase in loans from material lenders	-	(206,993)
Proceeds (payments) from long term debt	47,077	259,756
Net cash provided by financing activities	319,286	150,246

Net increase (decrease) in cash	(50,736)	24,024
Cash, beginning of period	54,268	12,620
Cash, end of period	$3,532	$36,644

Supplemental disclosures of cash flow information:

Cash paid for interest	$47,183	$16,682

See accompanying notes to the unaudited consolidated financial statements.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Note 1 – Overview and Description of the Company

The Company is in the Photo Voltaic (PV) solar systems industry, the LED and energy efficient commercial lighting business and is an electrical product and services supplier. In 2018 ABCO entered the HVAC business with the acquisition of a small company’s assets and qualifying license. The Company plans to build out a network of operations in major cities in the USA to establish a national base of PV, HVAC, lighting and electrical service operations centers. This combination of services, solar and electric, provides the Company with a solid base in the standard electrical services business and a solid base in the growth markets of solar systems industry.

ABCO Energy, Inc. was organized on July 29, 2004 and operated until July 1, 2011 as Energy Conservation Technologies, Inc. (ENYC). On July 1, 2011 ENYC entered into a share exchange agreement (SEA) with ABCO Energy, Inc. (“Company”) and acquired all the assets of ABCO. ENYC changed its name to ABCO Energy, Inc. on October 31, 2011. As a result of the SEA, the outstanding shares of ENYC as of June 30, 2011 were restated in a one for twenty three (1 for 23) reverse stock split prior to the exchange to approximately 9% of the post-exchange outstanding common shares of the Company.

On December 13, 2020, the Board of Directors of the Company approved a reverse stock split of its common stock, at a ratio of 1-for-170 (the “Reverse Stock Split”). The Reverse Stock Split became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace on January 4, 2021 (the “Effective Date”), whereupon the shares of common stock began trading on a split adjusted basis.

On December 23, 2018, the Board of Directors of the Company approved a reverse stock split of its common stock, at a ratio of 1-for 20 (the “Reverse Stock Split”). The Reverse Stock Split became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace on December 23, 2018 (the “Effective Date”), whereupon the shares of common stock began trading on a split adjusted basis.

On November 8, 2018, by written consent the holders of a majority of the outstanding shares voted to authorize an additional amendment to increase the authorized common shares to 5,000,000,000 shares.

On January 13, 2017, the Board of Directors of the Company approved a reverse stock split of its common stock, at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace on January 13, 2017 (the “Effective Date”), whereupon the shares of common stock began trading on a split adjusted basis.

As a result of the Reverse Stock Split the number of authorized shares of common stock was reduced to 50,000,000 from 500,000,000 shares. The Company held a Special Meeting of Stockholders in May 2017 which authorized an amendment to the Articles of Incorporation to increase the authorized common share capital to 2,000,000,000 common shares and 100,000,000 preferred shares. Thereafter, on September 27, 2017, by written consent the holders of a majority of the outstanding shares voted to authorize an additional amendment to increase the authorized common shares to 2,000,000,000 shares. After the reverse split on January 4, 2021, the holders of the majority of the outstanding shares increased the common shares authorized to 2,000,000,000.

DESCRIPTION OF PRODUCTS

ABCO sells, installs and services Solar Photovoltaic electric systems that allow the customer to produce their own power on their residence or business property. These products are installed by our staff and are purchased from both USA and offshore manufacturers. We have available and utilize many suppliers of US manufactured solar products from such companies as Mia Soleil, Canadian Solar, Westinghouse Solar and various Italian, Korean, German and Chinese suppliers. In addition, we purchase from several local and regional distributors whose products are readily available and selected for markets and price. ABCO offers solar leasing and long term financing programs from Service Finance Corporation, Green Sky, AEFC and others that are offered to ABCO customers and other marketing and installation organizations.

ABCO is licensed and sells air conditioning products and services throughout Arizona. The Company was licensed in 2018 and has local and national suppliers for products. Our products are manufactured both the USA and in many offshore countries. Our markets are directed to both residential and commercial customers as well as Government.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

ABCO also sells and installs energy efficient lighting products, solar powered streetlights and lighting accessories. ABCO contracts directly with manufacturers and distributors to purchase its lighting products which are sold to residential and commercial customers.

ABCO has Arizona statewide approval as a registered electrical services and solar products installer and as an air conditioning and refrigeration installer. Our license is ROC 258378 Electrical and ROC 323162 HVAC and we are fully licensed to offer commercial and residential electrical services, HVAC and Solar Electric.

ABCO has Three subsidiaries, ABCO Solar, Inc. an Arizona Corporation which provides solar and electric services and products, Alternative Energy Finance Corporation, (AEFC) a Wyoming Company which provides funding for leases of photovoltaic systems, and ABCO Air Conditioning Services, Inc., an Arizona Corporation which sells residential and commercial air conditioning equipment and services in Arizona. In addition, AEFC has two subsidiaries, Alternative Energy Solar Fund, LLC, and Arizona limited liability Company that was formed to invest in solar projects and Alternative Energy Finance Corporation, LLC, an Arizona limited liability company formed so AEFC could do business in Arizona.

ABCO Solar offers solar systems “Operations and Maintenance Services” to residential and commercial customers that have solar systems built by ABCO or other solar installers. Many installers have gone out of business and ABCO’s service enables these customer’s system to continue to operate. ABCO’s service enables customers to maintain their warranties, remove and replace their systems for roof maintenance and to maintain peak efficiency. ABCO now operates and maintains systems in many cities in Arizona and intends to continue to expand this operation and maintenance segment of its business.

Note 2 – Summary of significant accounting policies.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. Intercompany transactions and balances have been eliminated. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We have identified the following to be critical accounting policies whose application have a material impact on our reported results of operations, and which involve a higher degree of complexity, as they require us to make judgments and estimates about matters that are inherently uncertain.

Cash and Cash Equivalents

There are only cash accounts included in our cash equivalents in these statements. For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents. There are no short-term cash equivalents reported in these financial statements.

Fixed Assets

Property and equipment are to be stated at cost less accumulated depreciation. Depreciation is recorded on the straight-line basis according to IRS guidelines over the estimated useful lives of the assets, which range from three to ten years. Maintenance and repairs are charged to operations as incurred.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Revenue Recognition

The Company generates revenue from sales of solar products, LED lighting, installation services and leasing fees. During the last two fiscal years, the company had product sales as follows:

Sales Product and Services Description	September 30, 2021		September 30, 2020
Solar PV residential and commercial sales	$842,552	84%	$615,687	79%
Air conditioning sales and service	9,982	1%	77,018	10%
Energy efficient lighting & other income	145,486	15%	75,219	10%
Interest Income	208	-	209	1%
Total revenue	$998,228	100%	$768,133	100%

The Company recognizes product revenue, net of sales discounts, returns and allowances. These statements establish that revenue can be recognized when persuasive evidence of an arrangement exists, delivery has occurred, and all significant contractual obligations have been satisfied, the fee is fixed or determinable, and collection is considered probable.

Our revenue recognition is recorded on the percentage of completion method for sales and installation revenue and on the accrual basis for fees and interest income. We recognize and record income when the customer has a legal obligation to pay. All our revenue streams are acknowledged by written contracts for any of the revenue we record. There are no differences between major classes of customers or customized orders. We record discounts, product returns, rebates and other related accounting issues in the normal business manner and experience very small number of adjustments to our written contractual sales. There are no post-delivery obligations because warranties are maintained by our suppliers. Our lease fees are earned by providing services to contractors for financing of solar systems. Normally we will acquire the promissory note (lease) on a leased system that will provide cash flow for up to 20 years. Interest is recorded on the books when earned on amortized leases.

Accounts Receivable and work-in-progress

The Company recognizes revenue upon delivery of product to customers and does not make bill-and-hold sales. Contracts spanning reporting periods are recorded on the percentage of completion method, based on the ratio of total costs to total estimated costs by project, for recognition of revenue and expenses. Accounts receivable includes fully completed and partially completed projects and partially billed statements for completed work and product delivery. The Company records a reserve for bad debts in the amount of 2% of earned accounts receivable. When the Company determines that an account is uncollectible, the account is written off against the reserve and the balance to expense. If the reserve is deemed to be inadequate after annual reviews, the reserve will be increased to an adequate level.

Inventory

The Company records inventory of construction supplies at cost using the first in first out method. After review of the inventory on an annual basis, the Company discounts all obsolete items to fair market value and has established a valuation reserve of 10% of the inventory at total cost to account for obsolescence. As of December 31, 2019 all inventory was written off resulting in zero balances at September 30, 2021 and December 31, 2020.

Income Taxes

The Company has net operating loss carryforwards as of September 30, 2021 totaling approximately $4,749,729 net of accrued derivative liabilities and stock-based compensation, which are assumed to be non-tax events. A deferred 21% tax benefit of approximately $997,443 has been offset by a valuation allowance of the same amount as its realization is not assured. The full realization of the tax benefit associated with the carry-forward depends predominately upon the Company’s ability to generate taxable income during future periods, which is not assured.

The Company files in the U.S. only and is not subject to taxation in any foreign country. There are three open years for which the Internal Revenue Service can examine our tax returns so 2018, 2019 and 2020 are still open years and 2020 will soon replace 2018 at the end of 2021.

Fair Values of Financial Instruments

ASC 825 requires the Corporation to disclose estimated fair value for its financial instruments. Fair value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable are reported at cost but approximate fair value because of the short maturity of those instruments. The Company evaluates derivatives based on level 3 indicators.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

ASC 825 requires the Corporation to disclose estimated fair value for its financial instruments. Fair value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable are reported at cost but approximate fair value because of the short maturity of those instruments.

The Company measures assets and liabilities at fair value based on expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale date of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses, approximate their fair values because of the current nature of these instruments. Debt approximates fair value based on interest rates available for similar financial arrangements. Derivative liabilities which have been bifurcated from host convertible debt agreements are presented at fair value. See note 11 for complete derivative and convertible debt disclosure.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as convertible features in convertible debts or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the binomial option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair values of freestanding derivative instruments, such as warrants, are also valued using the binomial option-pricing model.

Stock-Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Prior Period Reclassifications

Certain prior period amounts have been reclassified to conform to current period presentation in this Report.

Effects of Recently Issued Accounting Pronouncements

The Company has reviewed all recently issued accounting pronouncements and have determined the following have an effect on our financial statements:

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Stock-Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 505 and ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. For employees, the Company recognizes compensation expense for share-based awards based on the estimated fair value of the award on the date of grant and the probable attainment of a specified performance condition or over a service period.

Per Share Computations

Basic net earnings per share are computed using the weighted-average number of common shares outstanding. Diluted earnings per share is computed by dividing net income by the weighted-average number of common shares and the dilutive potential common shares outstanding during the period. All shares were considered anti-dilutive at March 31, 2021 and December 31, 2020. Potentially dilutive share issues are: 1) all unissued common shares sold, 2) all convertible debentures have a possibility of a large number of shares being issued and would result in a larger number of shares issued if the price remains low, 3) the preferred stock of the company held by insiders is convertible into common shares and the preferred stock is voted on a 20 to 1 basis, 4) all options issued. All of the above are potential dilutive items.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in marketing and operations. The Company incurred net losses of $(209,295) and $(799,162) for the nine months ended September 30, 2021 and 2020 respectively. The net cash used in operations was $(372,337) for the period ended September 30, 2021 and its accumulated net losses from inception through the period ended September 30, 2021 is $(7,295,562), which raises substantial doubt about the Company’s ability to continue as a going concern. In addition, the Company’s development activities since inception have been financially sustained through capital contributions from shareholders.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might result from this uncertainty.

Note 4 – Accounts Receivable

Accounts receivable as of September 30, 2021 and December 31, 2021 consists of the following:

Description	September 30, 2021	December 31, 2020
Accounts receivable on completed contracts	$40,018	$43,221
Costs and estimated earnings on contracts in progress	232,423	319,001
Total	$272,441	$362,222

Costs and Estimated Earnings on projects are recognized on the percentage of completion method for work performed on contracts in progress at September 30, 2021 and December 31, 2020.

The Company records contracts for future payments based on contractual agreements entered into at the inception of construction contracts. Amounts are payable from customers based on milestones established in each contract. Larger contracts are billed and recorded in advance and unearned profits are netted against the billed amounts such that accounts receivable reflect current amounts due from customers on completed projects and amounts earned on projects in process are reflected in the balance sheet as costs and estimated earnings in excess of billings on contracts in progress. Excess billings on contracts in process are recorded as liabilities of $229,713 and $558,907 at September 30, 2021 and December 31, 2020 respectively.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Note 5 – Inventory

Inventory of construction supplies not yet charged to specific projects was $0 at September 30, 2021 and December 31, 2020. The Company values items of inventory at the lower of cost or net realizable value and uses the first in first out method to charge costs to jobs. The Company wrote off its entire inventory during 2018.

Note 6 – Security deposits and Long Term Commitments

During October 2020, the Company moved into its own building that was purchased in December 2019 and abandoned the Wilmot Avenue rental space. It now occupies 4,800 square feet of office and warehouse space and one-half acre of land. There are no security deposits.

Note 7 – Investment in long term leases

Long-term leases recorded on the consolidated financial statements were $3,759 at September 30, 2021 and $3,995 at December 31, 2020, respectively. One of the leases owned by AEFC was paid in full by the customer during the year ended December 31, 2020.

Note 8 – Fixed Assets

The Company has acquired all its office and field work equipment with cash payments and financial institution loans. The total fixed assets consist of land and building, vehicles, office furniture, tools and various equipment items and the totals are as follows:

Asset	September 30, 2021	December 31, 2020
Land and Building	$326,400	$326,400
Equipment	171,912	173,991
Accumulated depreciation	(123,345)	(106,504)
Fixed Assets, net of accumulated depreciation	$374,967	$393,887

Depreciation expense for the nine months ended September 30, 2021 and the year ended December 31, 2020 was $16,841 and $13,486, respectively.

On December 31, 2019, the Company purchased a building at 2505 N Alvernon consisting of 4,800 SF building and approximately ½ acre of land. The property was financed by a $25,000 loan from Green Capital (GCSG) and a mortgage from the seller for the $300,000 balance. The purchase price was $325,000 plus closing costs of $1,400.

Note 9 – Notes Payable - Related Parties

Notes payable as of September 30, 2021 and December 31, 2020 consists of the following:

Description	September 30, 2021	December 31, 2020
Note payable – Director bearing interest at 12% per annum, unsecured, demand notes.	$60,000	$60,000
Note payable – President bearing interest at 12% per annum, unsecured, demand note.	225,816	251,340
Total	$285,816	$311,340

The first note in the amount of $60,000 provides for interest at 12% per annum and is unsecured. This note has unpaid accrued interest of $48,650 and $43,263 at September 30, 2021 and December 31, 2020, respectively.

The second note has a current balance of $225,816 and unpaid accrued interest of $72,988 as of September 30, 2021. The note is a secured demand note covering all assets of the Company and bears interest at 12% per annum. On April 1, 2021, the promissory note payable to the President of the Company in the amount of $314,636 of principal and interest was converted into a secured note covering all assets of the Company. The Note bears interest at the rate 12% per annum and is due on demand. Financing statements are expected to be filed in Pima County, AZ and in Las Vegas County, NV covering the assets which are securing this Note.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

The combined total funds due to Officers and Directors totaled $407,454 with principal and interest at September 30, 2021.

Note 10 – Short Term Notes Payable

Description	September 30, 2021	December 31, 2020
Bill’ d Exchange, LLC, an equipment capital lender, initial financing August 2, 2019, finances equipment for commercial contracted customers in varying amounts	$20,000	$31,462
Merchant loan – Knight Capital Funding, LLC	-	33,694
Merchant loan – Pearl lending	-	51,750
Merchant loan – Green Capital	7,747	11,748
Private money loan from Perfectly Green Corporation	-	33,754
Private money loan from prior officer of ABCO	-	61,052
PPP loan – SBA loan payable – first round	-	123,999
PPP loan -SBA loan payable – second round	128,232	-
Total	$155,979	$347,459

Bill’ d Exchange, LLC, a customer equipment capital lender, made their initial financing on August 2, 2019. They finance equipment for commercial contracted customers in varying amounts. These loans bear interest at varying rates and are paid weekly for the amount of interest due on the account at each date. Each loan is secured by the accounts receivable from the customer and by personal guarantee of an affiliated officer of ABCO Solar, Inc. Unpaid principal balance on this note at September 30, 2021 and December 31, 2020 was $20,000 and $31,462, respectively.

On January 30, 2019, the Company borrowed $153,092 including principal and interest from Knight Capital Funding, LLC, and [“KCF”] bearing interest at 23% per annum, unsecured. This loan was refinanced on August 10, 2019 and replaced with a new loan of $144,900 from KCF. The balance and accrued interest at December 31, 2019 was $61,747. On February 18, 2020 ABCO defaulted on this loan due to the reduction in business from Covid-19. On March 29, 2021, the Company made a final negotiated settlement payment on this note for $22,000 and recorded gain on extinguishment of debt of approximately $14,000 during the nine months ended September 30, 2021. Outstanding principal balance at September 30, 2021 and December 31, 2020 was $-0- and $33,694, respectively.

On December 6, 2019, the Company borrowed $52,174 from Pearl Delta Funding that contained a repayment in the amount of $72,000 in 160 payments of $450. This unsecured note bears interest at the imputed rate of approximately 36% per annum. The unpaid balance of principal and interest at December 31, 2019 was $65,664. On February 18, 2020 ABCO defaulted on this loan due to the reduction in business from Covid-19 when the balance of the note was $51,750. On March 29, 2021, the Company made a final negotiated settlement payment in the amount of $36,998 and recorded gain on extinguishment of debt for approximately $15,000 during the nine months ended September 30, 2021. Outstanding principal balance at September 30, 2021 and December 31, 2020 was $-0- and $51,750, respectively.

On December 31, 2019 the Company borrowed $25,000 from Green Capital Funding, LLC. The proceeds from this loan were used to acquire the real estate purchased on the date of the loan. This unsecured loan bears interest at approximately 36% and has a repayment obligation in the amount of $35,250 in 76 payments. The unpaid balance of principal and interest at December 31, 2020 was $11,748 after several months of daily payment and a default on February 18, 2020 due to the reduction in business from Covid-19. As of the date of filing this report, no arrangements for resuming payments had been accomplished; however, the Company has been paying $1,000 per month for several months. Outstanding balance at September 30, 2021 and December 31, 2020 was $7,747 and $11,748, respectively.

On January 22, 2018, the Company borrowed $60,000 from Perfectly Green Corporation, a Texas corporation. The Company has paid $26,246 leaving a balance of $33,754 at September 30, 2020 and December 31, 2019. The note bears interest at 3% per annum and is payable upon demand after 60 days’ notice which can be requested at any time after May 31, 2018. Outstanding principal balance as of September 30, 2021 was $-0- and December 31, 2020 was $33,754. During the nine months ended September 30, 2021, the Company wrote off the balance on this loan because they have not been successful in contacting the lender for more than two years. It appears they have ceased operations.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Mr. Charles O’Dowd, former President and Director of ABCO Energy resigned from all positions with the Company on October 7, 2019. Prior to his resignation, Mr. O’Dowd had loaned the Company funds in the principal amount of $61,052 which is represented by a Promissory Note that is unsecured that also has unpaid interest accrued at December 31, 2020 of $34,694 leaving a total balance due of $95,746 at September 30, 2021. The note bears interest at the rate of 12% per annum. Mr. O’Dowd has filed legal action against the Company for collection of the amounts due under the Note. He received a default judgment and is attempting to execute on the judgment. Outstanding principal balance at September 30, 2021 and December 31, 2020 on the Note was $70,500 and $61,052, respectively. During the period ended September 30, 2021 the Company negotiated a settlement with Mr. O’Dowd for a payment of $5,000 in cash and 48 monthly payments of $1,500 totaling $72,000. As of September 30, 2021 the balance on this debt was $67,500 including interest, and the Company recorded a gain on the changes to this note in the amount of $18,746.

On February 24, 2021, the Company executed a promissory note evidencing an unsecured loan (“Loan”) for $128,232 under the Paycheck Protection Plan (“PPP”). The terms of the Loan require 1.00% interest. This loan contains the same clauses as the previous EDIL loan described in the following paragraph. The Loan is forgivable, but no assurance can be given that the Company will receive forgiveness of this Loan. Outstanding principal balance at September 30, 2021 and December 31, 2020 on the note was $128,232 and $-0-, respectively.

On May 3, 2020, Company entered into a promissory note evidencing an unsecured loan in the amount of $123,999.00 made to the Company under the Paycheck Protection Program (the “Loan”). The Paycheck Protection Program (or “PPP”) was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), and is administered by the U.S. Small Business Administration. The Loan to the Company is being made through Bank of America, N.A., a national banking association (the “Lender”). The interest rate on the Loan will not exceed 1.00%. The promissory note evidencing the Loan contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or Lender, or breaching the terms of the Loan documents. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. No assurance is provided that the Company will obtain forgiveness of the Loan in whole or in part. If the SBA does not confirm forgiveness of the Loan or only partly confirms forgiveness of the Loan, including principal and interest (“Loan Balance”); then, in either such case, the Lender will establish the terms of repayment of the Loan Balance via a separate letter to the Company, containing the amount of each monthly payment, the interest rate, etc. On March 9, 2021, the SBA and Bank of America notified the Company that the entire balance of this note has been forgiven by the Government. The Company recorded a gain on extinguishment of debt during the nine months ended September 30, 2021 for $124,099 ($123,999 plus costs). Outstanding principal balance as of September 30, 2021 and December 31, 2020 on the note was $-0- and $123,999, respectively.

Note 11 – Convertible debentures - net of discounts and fees.

This table presents the positions on the outstanding notes at September 30, 2021 and December 31, 2020, respectively.

Holder	Date of Loan	Loan amount	OID and discounts and fees	Interest rate	Balance September 30, 2021	Balance December 31, 2020
Power Up Lending Group Ltd	3-29-21	80,000	20,600	12%	26,720	-
Power Up Lending Group Ltd	5-25-21	48,750	13,987	12%	33,202	-
Oasis Capital	1-22-20	189,000	17,758	8%	113,380	150,553
Oasis Capital	9-1-18	150,000	-	8%	3,264	3,264
Oasis Capital	7-19-21	118,000	4,500	8%	49,500	-
Totals and balances		$585,750	$56,845		$226,066	$153,817

The Financial Accounting Standard ASC 815 Accounting for Derivative Instruments and Hedging Activities require that instruments with embedded derivative features be valued at their market values. The Black Scholes model was used to value the derivative liability for the nine months ended September 30, 2021 and the year ending December 31, 2020. This value includes the fair value of the shares that may be issued according to the contracts of the holders and valued according to our common share price at the time of acquisition.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

As of September 1, 2018, the Company entered into an Equity Purchase Agreement with Oasis Capital, LLC, a Puerto Rico limited liability company (“Investor”) pursuant to which Investor agreed to purchase up to $5,000,000 of the Company’s common stock at a price equal to 85% of the market price at the time of purchase (“Put Shares”). The Company agreed to file a new registration statement to register for resale the Put Shares. The Registration Statement must be effective with the SEC before Investor is obligated to purchase any Put Shares. In addition, the Company [i] issued to Investor a one year $150,000 note which is convertible at a fixed price of $.01 per share as a commitment fee for its purchase of Put Shares and [ii] delivered to Investor a Registration Rights Agreement pursuant to which the Company agreed to register all Put Shares acquired under the Equity Purchase Agreement. During 2020, Investor converted $59,692 of principal of the Note and received 930,165,889 (post reverse 5,471,564) shares of common stock. During the twelve months ended December 31, 2020, the negotiated note balance was $3,264. The unpaid principal balance on the Note was $3,264 and $3,264 at September 30, 2021 and December 31, 2020, respectively.

As of January 21, 2020 (“Effective Date”), the Company issued to Oasis a $208,000 Promissory Note, net of a prorated original issue discount of $16,000 (“1/21/20 Note”). The Company received $34,000 (“First Tranche”) with four additional Tranches through December 31, 2020 totaling $85,000. There were three Tranches for the period of January 1, 2021 to February 19, 2021, totaling $70,000. Each Tranche matures nine months from the effective date of each such payment. The Company issued Warrants with each Tranche totaling [2,100,000] shares. Each Warrant expires five years from the date of issuance and is exercisable at a conversion price of 120% of the closing price on the trading day prior to the funding date of the respective Tranche. The Company also agreed to issue to Oasis 5,000,000 shares of common stock as an incentive/commitment fee in connection with the transactions. The Company valued these shares at $14,500 and issued these shares in 2020. The 1/21/20 Note is convertible into common stock at a 35% discount to market. The balance of the Note at September 30, 2021 was $31,539, including all penalties and interest and payments through conversions for $76,224. Outstanding principal balance as of September 30, 2021 and December 31, 2020 on the note was $30,458 and $150,553, respectively. During the nine months ended September 30, 2021 Oasis converted 10,012,508 shares to reduce the principal on this note by $120,095.

On March 29, 2021, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Securities Purchase Agreement dated March 29, 2021 (the “Agreement”) with Power Up Lending Group Ltd. (“PowerUp”), in connection with the issuance of: (i) a promissory note of the Corporation in the aggregate principal amount of $80,000 (including $7,500of Original Issue Discount) (the “Note”), (ii) Three Hundred Seventy Three Thousand Three Hundred Thirty Three (373,333) restricted common shares of the Corporation (“Commitment Shares”) to be delivered to PowerUp in book entry with the Corporation’s transfer agent prior to the Closing Date, (iii) Seventy Hundred Forty Six Thousand Six Hundred Sixty Seven (746,667) restricted common shares of the Corporation (“Security Shares” and together with the Note and the Commitment Shares, collectively, the “Securities”) to be delivered to PowerUp in book entry with the Corporation’s transfer agent prior to the Closing Date; and in connection therewith to enter into an irrevocable letter agreement with VStock Transfer LLC, the Corporation’s transfer agent, with respect to the reserve of shares of common stock of the Corporation to be issued upon any conversion of the Note (only upon default); the issuance of such shares of common stock in connection with a conversion of the Note (the “Letter Agreement”). The proceeds of this note were specifically slated for payment of the settlement of the Knight Capital Merchant Loan for $22,000 and the final payment of the Pearl Capital merchant note for $36,998. The discounted payoffs of these notes saved the company $26,446 plus future interest. Outstanding principal balance as of September 30, 2021 and December 31, 2020 on the note was $26,720 and $-0-, respectively.

On May 25, 2021, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Securities Purchase Agreement (the “Agreement”) with Power Up Lending Group Ltd. (“PowerUp”), in connection with the issuance of: (i) a promissory note of the Corporation in the aggregate principal amount of $53,625 (including $4,875 of Original Issue Discount) (the “Note”), (ii) the rights to acquire 1,340,625 warrants for common shares of the Corporation to be delivered to PowerUp upon submission to the Company of the exercise price of $.03 per share. These warrants are exercisable for a period of three years after the date of the loan. The balance on this loan at September 30, 2021 was $33,202 after payments.

On July 7, 2021, Absaroka Communications Corporation (“ACC”), a consultant to the Company and an affiliate of the President of the Company, converted 1,000,000 shares of Series B Convertible Preferred Shares (“Series B Preferred”) into 10,000,000 shares of free-trading common shares. The Series B Preferred is by its terms convertible at the rate of one share of Series B Preferred for 10 shares of Common Stock.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

On July 19, 2021, the Company entered into an Equity Purchase Agreement with Oasis Capital, LLC, a Puerto Rico limited liability company (“Investor”) pursuant to which Investor agreed to purchase up to $2,500,000 of the Company’s common stock at a price equal to 80% of the lowest traded price of the common stock during the five trading days immediately preceding the applicable purchase (“Put Shares”). In addition, the Company entered into a Registration Rights Agreement with Investor pursuant to which the Company agreed to register all Put Shares acquired under the Equity Purchase Agreement. The Company agreed to file a new registration statement to register for resale the Put Shares. The Registration Statement must be effective with the SEC before Investor is obligated to purchase any Put Shares. On November 15, 2021, the parties mutually agreed to terminate the Equity Purchase Agreement without any liability to the other as a result thereof.

On August 19, 2021, Absaroka Communications Corporation (“ACC”) , a consultant to the Company and an affiliate of the President of the Company, converted 1,200, 000 shares of Series B Convertible Preferred Shares (“Series B Preferred”) into 12,000,000 shares of free-trading common shares. The Series B Preferred is by its terms convertible at the rate of one share of Series B Preferred for 10 shares of Common Stock.

On September 25, 2020, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Securities Purchase Agreement dated September 30, 2021 (the “Agreement”) with Power Up Lending Group, Ltd. (“Power Up”), in connection with the issuance of a convertible note of the Corporation in favor of Power Up Lending, in the aggregate principal amount of $53,750,00 (the “Note”), convertible into shares of common stock, $0.001 par value per share, of the Company (“the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note. This note no longer has a balance.

Note 12 – Fair Value Measurements

The Company complies with the provisions of FASB ASC No. 820, Fair Value Measurements and Disclosures (“ASC 820”), in measuring fair value and in disclosing fair value measurements at the measurement date. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements required under other accounting pronouncements. FASB ASC No. 820-10-35, Fair Value Measurements and Disclosures- Subsequent Measurement (“ASC 820-10-35”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10-35-3 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Assumptions include the risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model.

The following table shows the change in the fair value of the derivative liabilities on all outstanding convertible debt at September 30, 2021 and 2020:

Description	September 30, 2021	June 30, 2020
Purchase price of the convertible debenture - net of discount	$-	$442,300
Valuation reduction during the period	-	(53,119)
Balance of derivative liability net of discount on the notes (See Consolidated Balance sheet liabilities)	$-	$389,181

Derivative calculations and presentations on the Statement of Operations
Loss on note issuance	$-	$-
Change in Derivative (Gain) Loss	-	(290,137)
Derivative Finance fees	(49,623)	-
Gain (loss) on extinguishment of debt	-	-
Derivative expense charged to operations in 2021 and 2020 (See Consolidated Statement of Operations)	$(49,623)	$(290,137)

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Note 13 – Long term debt

Holder	Date issued	Interest rate	Amount due September 30, 2021	Amount due December 31, 2020
Real Estate Note Allen-Neisen Family trust – Et. Al.	12-31-19	5.00%	$283,221	$290,271
US Treasury SBA guaranteed loan	7-21-20	3.75%	149,900	149,900
Ascentium Capital	10-1-18	13.00%	3,869	6,998
Fredrick Donze	9-2-18	6.00%	426	2,374
Charles O’Dowd promissory note	6-15-21	5.00%	67,500	-
Charles O’Dowd – former officer truck loan	8-9-18	6.00%	0	2,560
GMAC Chev truck	10-20-20	5.99%	20,935	23,574
Mechanics Bank – Chev Truck	12-12-20	8.99%	21,221	24,318
Total long-term debt			547,072	499,995
Less Current portion			41,896	27,702
Total long-term debt			$505,176	$472,293

On December 31, 2019 the Company completed negotiations, financial arrangements and closed on the purchase of a 4,800 square foot office and warehouse building located on one/half acre of paved land on one of Tucson’s busiest streets. This property will be more than adequate to house both the Solar business and our HVAC expansion. The land and outbuildings will accommodate all of our equipment. The property acquisition was priced at $325,000 the company paid $25,000 down payment and the seller financed $300,000 mortgage based on a twenty-year amortization and a 5% interest rate with a balloon payment at the end of five (5) years. The monthly payment is $1,980. Outstanding principal balance as of September 30, 2021 and December 31, 2020 on was $283,221 and $290,271, respectively.

On July 21, 2020, the Company received an SBA loan from Bank of America in the amount of $149,900 that is guaranteed by the US Treasury Department. Installment payments, including principal and interest, of $731.00 monthly, will begin Twelve (12) months from the date of the promissory Note. The balance of principal and interest will be payable Thirty (30) years from the date of the Promissory Note. Interest will accrue at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date(s) of each advance. Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal. For loan amounts of greater than $25,000, Borrower hereby grants to SBA, the secured party hereunder, a continuing security interest in and to any and all “Collateral” as described herein to secure payment and performance of all debts, liabilities and obligations of Borrower to SBA hereunder without limitation, including but not limited to all interest, other fees and expenses (all hereinafter called “Obligations”). The Collateral includes the following property that Borrower now owns or shall acquire or create immediately upon the acquisition or creation thereof: all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest Borrower grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto. During the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company recorded $4,198 and $2,812 in interest expense on this loan, respectively. Unpaid principal balance of the SBA loan at September 30, 2021 and December 31, 2020 was $149,900 and $149,900, respectively.

The Company recorded a gain on extinguishment of debt during the nine months ended September 30, 2021 of $206,047.

The Company acquired the assets of Dr. Fred Air Conditioning services on September 2, 2018 for $22,000. The allocation of the purchase price was to truck and equipment at $15,000 and the balance was allocated to inventory and the license for period of five or more years. The truck and equipment were financed by Ascentium Capital. The payments on the Ascentium capital note are $435 and the payments on the Donze note are $212 per month.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

The Company purchased an automobile from its then President, Charles O’Dowd, with a promissory note in the amount of $6,575 dated August 9, 2018 and the note bears interest at 6% per annum for the three-year payment plan. Mr. O’Dowd is no longer an officer or employee of the Company. The balance at September 30, 2021 and December 31, 2020 was $ 0 and $2,560, respectively.

Note 14 – Stockholder’s Deficit

Preferred Stock

On September 15, 2017 and on September 15, 2018, the Board of Directors authorized on each such date the issuance of 15,000,000 preferred shares for an aggregate of 30,000,000 shares of Class B Convertible Preferred Stock [“Series B”] to both Directors of the Company and to two Consultants, of which, David Shorey, President of the Company, is the beneficial owner thereof, a total of 30,000,000 shares of Series B. The Company assigned a value of $15,000 for the shares for 2017 and 2018. Of the Series B, 12,000,000 shares were issued to Charles O’Dowd and 2,000,000 to Wayne Marx, the Directors. Each Consultant received 8,000,000 shares. See the Company’s Schedule 14C filed with the Commission on September 28, 2018. Upon his resignation, Mr. O’ Dowd’s shares were cancelled and reissued to two Consultants. These shares have no market pricing and management assigned an aggregate value of $30,000 to the stock issued based on the par value of $0.001. The 30,000,000 shares of Preferred Stock, each has 200 votes for each Preferred share held by of record. The holders of the Preferred are also entitled to an additional 8,823,930 common shares upon conversion of the Preferred Stock. As a result of owning of these shares of Common and Preferred Stock, the Control Shareholders will have voting control of the Company.

On July 7, 2021, Absaroka Communications Corporation (“ACC”), a consultant to the Company and an affiliate of the President of the Company, converted 1,000,000 shares of Series B Convertible Preferred Shares (“Series B Preferred”) into 10,000,000 shares of free-trading common shares. The Series B Preferred is by its terms convertible at the rate of one share of Series B Preferred for 10 shares of Common Stock.

On August 19, 2021, Absaroka Communications Corporation (“ACC”) , a consultant to the Company and an affiliate of the President of the Company, converted 1,200, 000 shares of Series B Convertible Preferred Shares (“Series B Preferred”) into 12,000,000 shares of free-trading common shares. The Series B Preferred is by its terms convertible at the rate of one share of Series B Preferred for 10 shares of Common Stock.

Common Stock

During the six months ended September 30, 2021 and the year ended December 31, 2020 the following shares were issued for debt conversions:

	Nine Months Ended September 30, 2021		During the Year Ended December 31, 2020
Capital Company	Shares converted	Dollars converted	Shares converted	Dollars converted
Crown Bridge Partners	-	$-	2,300,000	$46,540
Power Up	1,282,051	25,000	1,633,968	57,450
Oasis Capital	23,746,991	172,846	5,173,328	125,775
Total	25,029,042	$197,846	9,107,296	$229,765

After the reverse of shares effective January 4, 2021 the authorized shares were reduced to 29,411,765. Our board of directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes. Our board of directors believes that having such additional authorized shares of common stock available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting unless such approval is expressly required by applicable law. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the overall value of the Company to its shareholders. Therefore, on January 11, 2021, the shareholders voted to authorize an increase in the Authorized Common Shares to 2,000,000,000 shares.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Earnings (loss) per share calculation

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period

The computation of basic and diluted loss per share at September 30, 2021 and December 31, 2020 excludes the common stock equivalents from convertible debt of the following potentially dilutive securities because their inclusion would be anti-dilutive, and the share issue number is not calculable until conversion takes place.

Stock subscriptions executed under an earlier offering included a provision whereby ABCO agrees to pay a dividend (defined as interest) of from 6% to 12% of the total amount invested for a period of one year from receipt of the invested funds. This dividend (defined as interest) is allocated between the broker and the investor with amounts paid to the broker treated as a cost of the offering and netted against additional paid in capital and amounts paid to the investor treated as interest expense. Total amounts paid or accrued under this agreement and charged to additional paid-in capital for the nine months ended September 30, 2021 and the year ended December 31, 2020, amounted to $0 and $0, respectively. The accrued balance due on this obligation to shareholders totals $49,290 at September 30, 2021 and $49,290 at December 31, 2020.

The Company has evaluated these agreements under ASC 480-10: Certain Financial Instruments with Characteristics of both Liabilities and Equity and determined that the capital contributions made under these subscription agreement more closely resemble equity than liabilities as they can only be settled through the issuance of shares and although they have a stated cost associated with them which accrues in the same manner as interest, the cost is only incurred in the first twelve months after placement as is more closely associated with a cost of raising funds than interest expense.

Note 15 – Equity Awards

The following table sets forth information on outstanding option and stock awards held by the named executive officers of the Company at September 30, 2021 and December 31, 2020, including the number of shares underlying both exercisable and un-exercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option. See Note to Notes to Consolidated Financial Statements.

Outstanding Equity Awards After Fiscal Year-End (1)
Name	Number of securities underlying unexercised options exercisable (1)(5)		Number of securities underlying unexercised options un-exercisable (2)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Michael Mildebrandt	3,704	(3)(4)	8	$.001	11/01/2019	11/01/2023
Adrian Balinski	3,704	(3)(4)	8	$.001	11/01/2019	11/01/2023

(1)	7,408 shares were issued for Equity Awards during the year ended December 31, 2019.
(2)	All options vest 20% per year beginning on the first anniversary of their grant date.
(3)	Messrs. Mildebrandt and Balinski were each awarded 3,704 shares of restricted common stock as of October 31, 2020, for being officers and directors of the Company.
(4)	Mr. Mildebrandt and Mr. Balinski have resigned as officers and directors.
(5)	Mr. Charles O’Dowd, former president of ABCO, resigned on October 7, 2019. All options previously issued to Mr. O’Dowd expired on January 1, 2021 and none were exercised at any time.

An aggregate of 7,408 stock awards are outstanding under the Equity Incentive Plan (“EIP”) at June 30, 2021.

ABCO ENERGY, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Effective January 9, 2021, the Company issued an aggregate of 5,000,000 restricted common shares for services rendered, of which 500,000 were awarded to Wayne Marx, an officer and Director, 3,500,000 shares to an LLC controlled by David Shorey, President, CEO and CFO, and 1,000,000 shares to an outside consultant.

Note 16 – Subsequent Events

On November 8, 2021, the Company entered into securities Purchase Agreement with Power Up in connection with the issuance of a convertible note of the Company to Power Up in the aggregate principal amount of $38,750.00 [“Note”], convertible into common stock of the Company, upon the terms and subject to the limitations and conditions set forth in the Note.

On November 15, 2021, the Company and Oasis Capital terminated the Equity Purchase Agreement described in Note 11 on page 17 hereof. See said Note for additional information.

March __, 2022

Prospectus

150,000,000 Shares

Common stock

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description of Exhibit

3(i)	Articles of Incorporation, as amended (1)
3(ii)	By-Laws (1)
5	Legal Opinion of John F. Wolcott, Esq. (12)
10(a)	Share Exchange Agreement dated July 15, 2011 (1)
10(b)	12% $40,000 Convertible Note dated March 16, 2016 (4)
10(c)	8% $25,000 Convertible Note dated March 23, 2016 (4)
10(d)	10% $55,000 Convertible Note dated April 1, 2016 (5)
10(e)	5% $42,000 Convertible Note dated April 5, 2016 (5)
10(f)	10% $40,000 Convertible Note dated May 3, 2016 (5)
10(g)	8% $30,000 Convertible Note dated May 6, 2016 (5)
10(h)	Consulting Agreement between ABCO Energy, Inc. and Benchmark Advisory Partners effective September 20, 2016 (6)
10(i)	Agreement effective October 19, 2016 between the Company and Joshua Tyrell (7)
10(j)	Amendment No. 1 to Consulting Agreement effective November 11, 2016 between the Company and Joshua Tyrell (8)
10(k)	Securities Purchase Agreement dated as of November 7, 2016 between the Company and Blackbridge Capital Growth Fund (9)
10(l)	Equity Purchase Agreement dated August 6, 2018 between the Company and Oasis Capital (10)
10(m)	Registration Rights Agreement dated August 6, 2018 between the Company and Oasis Capital (10)
10(n)	7% $150,000 Convertible Note dated August 6, 2018 (10)
21	Subsidiaries of Registrant (1)
23.1	Consent of Slack and Company CPAs, LLC (12)
99.1	Equity Purchase Agreement dated 12/1/21 among the Company, Absaroka Communications Corporation (“ACC”) AND Domer LLC (13)
99.2	Registration Rights Agreement dated 12/1/21 among Company, ACC and Domer LLC. (13).
101	Inline XBRL (11)

(1)	Previously filed with the Company’s Form 10, SEC File No. 000-55235 filed on July 1, 2014, and incorporated herein by this reference as an exhibit to this Form S-1.
(2)	Attached.
(3)	Previously filed with Pre-Effective Amendment No. 1 to Form S-1 Registration Statement File No. 333-231047, filed with the Commission on May 3, 2019.
(4)	Previously filed with the Company’s Form 10-K, File No. 000-55235, filed with the Commission on April 11, 2016 and incorporated herein by this reference.
(5)	Previously filed with the Company’s Form 10-Q, File No. 000-55235, filed with the Commission on May 20, 2016 and incorporate herein by this reference.
(6)	Previously filed with and incorporated herein by this reference the Company’s Form 8-K, filed with the Commission on October 24, 2016.
(7)	Previously filed with and incorporated herein by this reference the Company’s Form 8-K filed with the Commission on October 24, 2016.
(8)	Previously filed with and incorporated herein by this reference the Company’s Form 8-K, filed with the Commission on November 29, 2016.
(9)	Previously filed with and incorporated herein by this reference the Company’s Form 8-K, filed with the Commission on November 29, 2016.
(10)	Previously filed with and incorporated herein by this reference to the Company’s Form 8-K filed with the Commission on September 7, 2018.
(11)	Previously filed with Form S-1 Registration Statement, filed with the Commission on December 8, 2021.
(12)	Previously filed with Pre-Effective Amendment No. 1 to Form 1 Registration Statement filed with the Commission on January 19, 2022
(13)	Previously filed with Pre-Effective Amendment No. 2 to Form Registration Statement filed with the Commission on January 28, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized on March 8, 2022.

ABCO ENERGY, INC.

Dated: March 8, 2022	By:	/s/ David Shorey
David Shorey
Chief Executive Officer, Chief Financial Officer & Principal Accounting Officer

II-2